Post-Qualification Offering Circular Amendment No. 1

File No. 24-11079

This Post-Qualification Offering Circular Amendment No. 1 amends the Offering Circular of No Borders, Inc., originally qualified on November 27, 2019, as previously amended, to add, update and/or replace information contained in the Offering Circular.

OFFERING CIRCULAR NO. 1 DATED May 21, 2020

No Borders, Inc.

$2,500,000

357,142,857 SHARES OF COMMON STOCK

$0.007 PER SHARE

This Post-Qualification Offering Circular Amendment No. 1 (this “Offering Circular Amendment No. 1”) amends the offering circular of No Borders, Inc. dated October 18, 2019, as qualified on November 25, 2019, and as may be amended and supplemented from time to time (the “Offering Circular”), to add, update and/or replace information contained in the Offering Circular, such as the financials, shares outstanding and our business description. Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular.

Incorporation by Reference of Offering Circular

The Offering Circular, including this Offering Circular Amendment No. 1, is part of an offering statement that we filed with the Securities and Exchange Commission (the “Commission”). Please note that any statement that we make in this Offering Circular Amendment No. 1 (or have made in the Offering Circular) will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement or post-qualification amendment.

This is the public offering of securities of No Borders, Inc., a Nevada corporation. We are offering 357,142,857 shares of our common stock, par value $0.001 (“Common Stock”), at an offering price of $0.007 per share (the “Offered Shares”) by the Company. This Offering will terminate on twelve months from the day the Offering is qualified, subject to extension for up to thirty (30) days as defined below or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”). The minimum purchase requirement per investor is 1,428,572 Offered Shares ($10,000); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors“ section on page 6 of this Offering Circular.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

The Company is using the Offering Circular format in its disclosure in this Offering Circular.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

Our Common Stock is traded in the Grey Sheets of the OTC Markets under the stock symbol “NBDR.”

Investing in our Common Stock involves a high degree of risk. See “Risk Factors“ beginning on page 6 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Per Share	Total Maximum
Public Offering Price (1)(2)	$0.007	$2,500,000.00
Underwriting Discounts and Commissions (3)	$0.000	$0
Proceeds to Company	$0.007	$2,500,000.00

(1)	We are offering shares on a continuous basis. See “Distribution – Continuous Offering.

(2)	This is a “best efforts” offering. The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.”

(3)	We are offering these securities without an underwriter.

(4)	Excludes estimated total offering expenses, including underwriting discount and commissions, will be approximately $30,000 assuming the maximum offering amount is sold.

Our Board of Directors used its business judgment in setting a value of $0.007 per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

Offering Circular Dated May 21, 2020

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to “No Borders, Inc.”, “we”, the “Company”, “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of No Borders, Inc.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “should”, “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

The speculative nature of the business;

Our reliance on suppliers and customers;

Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a “going concern;”

Our ability to effectively execute our business plan;

Our ability to manage our expansion, growth and operating expenses;

Our ability to finance our businesses;

Our ability to promote our businesses;

Our ability to compete and succeed in highly competitive and evolving businesses;

Our ability to respond and adapt to changes in technology and customer behavior; and

Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions, and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements, or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Company Information

No Borders, Inc. the Company was incorporated on May 28, 1999 in the state of Nevada. On December 13, 2013, the Company purchased Action Sports Media, Inc. which was incorporated under the laws of the state of Nevada. On December 13, 2013, the Company executed an asset purchase agreement with the Company’s former CEO and his sole proprietorship dba TYME, (“TYME”), a private marketing business. On March 6, 2018, the Company acquired Lannister Holdings, Inc. and renewed its business strategies as a holding company with subsidiaries in the cannabinoid, dental, education, software, and distributive ledger industries. Our current primary focus verticals are the US human and pet wellness CBD market and the medical/dental equipment and supplies vertical. Our company’s motivation is to create outsized results by utilizing best in class technologies, sales systems and data based digital marketing initiatives to simultaneously build multiple dominate brands across many different industries, while utilizing our lean operating and remote work models to achieve streamlining of the front and back end procedures in those industries. Our subsidiaries will concentrate on online sales, tradeshows, and scalable distribution channels, in order to sell our products and to market our brands.

Our No Borders Naturals, Inc., subsidiary sells hemp-derived CBD (“CBD”) products that incorporate ingredients derived from hemp.

CBD hemp oil is extracted from the cannabis varieties that are naturally abundant in CBD and low in THC (the principal psychoactive constituent (or cannabinoid) of cannabis). A specialized extraction process is used to yield highly concentrated CBD oil that also contains other potentially nutritious materials such as omega-3 fatty acids, terpenes (a class of organic compounds which when modified are used in a variety of medicines and alternative medicines such as aromatherapy), vitamins, chlorophyll, and amino acids. Our products have less than the federal legal limit of 0.3% THC.

Our hemp-derived CBD is independently lab tested to ensure all of our individual product batches are below 0.3% THC content. Marijuana and Cannabinoidal (CBD) derived from Marijuana is regulated under the Controlled Substances Act. We do not believe that our hemp-derived CBD products are regulated under the Controlled Substances Act, but under the Agricultural Act of 2018, known as the “Farm Bill”.

The 2018 Farm Bill allows for the interstate sale and transfer of hemp-derived products for commercial or other purposes. It also puts no restrictions on the sale, transport, or possession of hemp-derived products, so long as those items are produced in a manner consistent with the law. The Farm Bill ensures that any cannabinoid—components of CBD —that is derived from hemp will be legal, if that hemp is produced in a manner consistent with the Farm Bill, associated federal regulations, associated state regulations, and by a licensed grower as defined in the Farm Bill.

Our No Borders Dental, Inc., dba MediDent Supplies, sells medical products in some of the most attractive segments of the medical products industry, including x-rays, cleaning, dental chairs, operating packages, personal protection equipment, face masks and dental imaging technologies. We sell and market one of the most comprehensive portfolios of medical supplies providing high quality products to medical / dental professionals, first responders, government agencies and consumers around the globe. Our medical consumables, and equipment choices that we offer to medical professionals and civilians alike cover an estimated 90% of a practice’s supply needs for successful daily operations. As a medical products company, we also sell viral testing supplies to qualified purchasers.

Our No Borders Education subsidiary is working to develop online and event based educational courses with a focus on Professional Continuing Education, Adolescent Software Education & Vertical Specific Curriculum Development.

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Our No Borders Labs, Inc. subsidiary is responsible for deploying all of the technologies, systems, data acquisition, analytics, digital engagement, and digital properties of the No Borders family of companies. Committed to pushing the edge of real-world technological deployment No Borders Labs is an integral part of the Company’s mission to disrupt vertical’s whose market participants are behind the curve of technological adoption or deployment.

Our fiscal year-end date is December 31.

Our mailing address is 18716 E. Old Beau Trail, Queen Creek, AZ 85142. Our telephone number is (760) 582-5115. Our website is www.nobordersnaturals.com, www.medidentsupplies.com, www.nbdr.com and our email address is contact@nbdr.co.

Trading Suspension

On April 6, 2020, the Company received an Order of Suspension of Trading dated April 3, 2020 (the “Order”) from the United States Securities and Exchange Commission (“SEC”). The temporary suspension period is from 9:30 a.m. EDT on April 6, 2020, through 11:59 p.m. EDT on April 20, 2020. The Order refers to questions raised regarding the adequacy and accuracy of publicly available information concerning “NBDR, including, since at least March 11, 2020, among other things, statements about NBDR’s products and business activities related to the COVID-19 pandemic, including NBDR’s COVID19 specimen collection kits, an agreement to bring COVID-19 test kits to the United States, and NBDR’s activities related to the distribution of personal protective equipment. Those concerns relate to statements NBDR made in: (1) social media posts since at least March 11, 2020; (2) press releases since at least March 16, 2020; (3) NBDR’s website since at least March 24, 2020; and (4) submissions to OTC Markets Group, Inc. since at least March 25, 2020.”

In an effort to protect the interests of shareholders, the SEC has issued similar orders and suspensions recently to over two dozen registrants, with concerns over the validity of claims made in connection with the availability of COVID-19 tests and supplies.

The Company, along with its counsel, is cooperating fully with the SEC to substantiate the Company’s recent public announcements and business endeavors, and is addressing any questions and/or concerns raised regarding the accuracy of the assertions made in the Company’s press releases.

Pursuant to Rule 15c2-11 under the Exchange Act, at the termination of the trading suspension, no quotation may be entered unless and until the Company has strictly complied with all provisions of the rule, including the filing of a new Form 15c2-11 with FINRA.

The Company must have a FINRA Member Market Maker file a 15c2-11 with FINRA in order for the Company’s shares to resume trading on the OTC Markets.

As of the date of filing, the trading suspension period expired, and the Company is in the process compiling the information required for its 15c2-11 submission by a FINRA Member Market Maker. The Company anticipates the filing of a new Form 15c2-11 as soon as practicable.

We do not incorporate the information on or accessible through our websites into this Offering Circular, and you should not consider any information on, or that can be accessed through, our websites a part of this Offering Circular.

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

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Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company’s earnings, capital requirements and other factors.

Trading Market

Our Common Stock trades on the Grey Sheets on the OTC Market under the symbol NBDR.

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THE OFFERING

Issuer:	No Borders, Inc.

Securities offered:	A maximum of 357,142,857 shares of our common stock, par value $0.001 (“Common Stock”) at an offering price of $0.007 per share (the “Offered Shares”). (See “Distribution.”)

Number of shares of Common Stock outstanding before the offering	379,626,200 issued and outstanding as of May 18, 2020

Number of shares of Common Stock to be outstanding after the offering	736,769,051 shares, if the maximum amount of Offered Shares are sold

Price per share:	$0.007

Maximum offering amount:	357,142,857 shares at $0.007 per share, or $2,500,000 (See “Distribution.”)

Trading Market:	Our Common Stock is trading on the Grey Sheets under the symbol “NBDR.”

Use of proceeds:	If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $2,470,000. We will use these net proceeds for working capital and other general corporate purposes.

Risk factors:	Investing in our Common Stock involves a high degree of risk, including: Immediate and substantial dilution. Limited market for our stock. See “Risk Factors.”

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RISK FACTORS

The following is only a brief summary of the risks involved in investing in our Company. Investment in our Securities involves risks. You should carefully consider the following risk factors in addition to other information contained in this Disclosure Document. The occurrence of any of the following risks might cause you to lose all or part of your investment. Some statements in this Document, including statements in the following risk factors, constitute “Forward-Looking Statements.”

Our business and future operations may be adversely affected by epidemics and pandemics, such as the recent COVID-19 outbreak.

We may face risks related to health epidemics and pandemics or other outbreaks of communicable diseases, which could result in a widespread health crisis that could adversely affect general commercial activity and the economies and financial markets of the country as a whole. For example, the recent outbreak of COVID-19, which began in China, has been declared by the World Health Organization to be a “pandemic,” has spread across the globe, including the United States of America. A health epidemic or pandemic or other outbreak of communicable diseases, such as the current COVID-19 pandemic, poses the risk that we, or potential business partners may be disrupted or prevented from conducting business activities for certain periods of time, the durations of which are uncertain, and may otherwise experience significant impairments of business activities, including due to, among other things, operational shutdowns or suspensions that may be requested or mandated by national or local governmental authorities or self-imposed by us, our customers or other business partners. While it is not possible at this time to estimate the impact that COVID-19 could have on our business, our customers, our potential customers, suppliers or other current or potential business partners, the continued spread of COVID-19, the measures taken by the local and federal government, actions taken to protect employees, and the impact of the pandemic on various business activities could adversely affect our results of operations and financial condition.

Suspension of trading of the Company’s securities.

On April 6, 2020, the Company received an Order of Suspension of Trading dated April 3, 2020 (the “Order”) from the United States Securities and Exchange Commission (“SEC”). The temporary suspension period is from 9:30 a.m. EDT on April 3, 2020, through 11:59 p.m. EDT on April 20, 2020. The Order refers to questions raised regarding the adequacy and accuracy of publicly available information concerning “NBDR, including, since at least March 11, 2020, among other things, statements about NBDR’s products and business activities related to the COVID-19 pandemic, including NBDR’s COVID19 specimen collection kits, an agreement to bring COVID-19 test kits to the United States, and NBDR’s activities related to the distribution of personal protective equipment. Those concerns relate to statements NBDR made in: (1) social media posts since at least March 11, 2020; (2) press releases since at least March 16, 2020; (3) NBDR’s website since at least March 24, 2020; and (4) submissions to OTC Markets Group, Inc. since at least March 25, 2020.”

The Company, along with its counsel, is cooperating fully with the SEC to substantiate the Company’s recent public announcements and business endeavors, and is addressing any questions and/or concerns raised regarding the accuracy of the assertions made in the Company’s press releases.

This action had a material adverse effect on our business, financial condition, and results of operations. If we are unable to obtain additional financing when it is needed, we may need to restructure our operations.

Pursuant to Rule 15c2-11 under the Exchange Act, at the termination of the trading suspension, no quotation may be entered unless and until the Company has strictly complied with all provisions of the rule, including the filing of a new Form 15c2-11 with FINRA.

The Company must have a FINRA Member Market Maker file a 15c2-11 with FINRA in order for the Company’s shares to resume trading on the OTC Markets.

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As of the date of filing, the trading suspension period expired, and the Company is in the process compiling the information required for its 15c2-11 submission by a FINRA Member Market Maker. The Company anticipates the filing of a new Form 15c2-11 as soon as practicable.

Trading in our stock is limited by the lack of market makers and the SEC’s penny stock regulations.

On April 20, 2020, as a result of the SEC suspension in the trading of our securities, we lost all market makers and traded on the grey market of OTC Markets. Until we have complied with FINRA Rule 15c2-11, we will continue to trade on the grey market, which has limited quotations and marketability of securities. Holders of our common stock have found it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our common stock, and the market value of our common stock declined.

The price of our common stock may continue to be volatile.

The trading price of our common stock has been and is likely to remain highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control or unrelated to our operating performance. In addition to the factors discussed in this “Risk Factors” section and elsewhere, these factors include: the operating performance of similar companies; the overall performance of the equity markets; the announcements by us or our competitors of acquisitions, business plans, or commercial relationships; threatened or actual litigation; changes in laws or regulations relating to our businesses; any major change in our board of directors or management; publication of research reports or news stories about us, our competitors, or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts; large volumes of sales of our shares of common stock by existing stockholders; and general political and economic conditions.

In addition, the stock market in general, and the market for developmental related companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies securities. This litigation, if instituted against us, could result in very substantial costs; divert our management’s attention and resources; and harm our business, operating results, and financial condition.

There are doubts about our ability to continue as a going concern.

The Company is an early stage enterprise and has commenced principal operations. The Company had minimal revenues and has incurred losses of $1,393,621 for the year ended December 31, 2019. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the growth of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships, or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary, to raise additional funds, and may require that the Company relinquish valuable rights. Please see Financial Statements – Note 3. Going Concern for further information.

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Risks Relating to Our Financial Condition

Our financials are not independently audited, which could result in errors and/or omissions in our financial statements if proper standards are not applied.

Although the Company is confident with its accounting firm, we are not required to have our financials audited by a certified Public Company Accounting Oversight Board (“PCAOB”). As such, our accountants do not have a third party reviewing the accounting. Our accountants may also not be up to date with all publications and releases put out by the PCAOB regarding accounting standards and treatments. This could mean that our unaudited financials may not properly reflect up to date standards and treatments resulting misstated financials statements.

Our management has limited experience operating a public company and are subject to the risks commonly encountered by early-stage companies.

Although management of No Borders, Inc. has experience in operating small companies, current management has not previously had to manage expansion while being a public company. Many investors may treat us as an early-stage company. Because we have a limited operating history, our operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. These risks include:

-risks that we may not have sufficient capital to achieve our growth strategy;

-risks that we may not develop our products and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;

-risks that our growth strategy may not be successful; and

-risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business could be significantly harmed.

We have limited operational history in an emerging industry, making it difficult to accurately predict and forecast business operations.

As we have limited operations in our business and has only recently begun to generate revenue, it is extremely difficult to make accurate predictions and forecasts on our finances. This is compounded by the fact that we operate in the CBD industry, which is rapidly transforming. There is no guarantee that our products or services will remain attractive to potential and current users as these industries undergo rapid change, or that potential customers will utilize our services.

As a growing company, we have yet to achieve a profit and may not achieve a profit in the near future, if at all.

We have not yet produced a net profit and may not in the near future, if at all. While we expect our revenue to grow, we have not achieved profitability and cannot be certain that we will be able to sustain our current growth rate or realize sufficient revenue to achieve profitability. Further, many of our competitors have a significantly larger user base and revenue stream but have yet to achieve profitability. Our ability to continue as a going concern may be dependent upon raising capital from financing transactions, increasing revenue throughout the year and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

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We will require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to update our website, add to our inventory, and improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we will need to engage in continued equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences, and privileges superior to those of our common stock. Any debt financing, we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

We are highly dependent on the services of our key executives, the loss of whom could materially harm our business and our strategic direction. If we lose key management or significant personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on our management, specifically Joseph Snyder, Cynthia Tanabe, and Christopher Brown. If we lose key management or employees, our business may suffer. Furthermore, our future success will also depend in part on the continued service of our management personnel and our ability to identify, hire, and retain additional key personnel. We do not carry “key-man” life insurance on the lives of any of our executives, employees, or advisors. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. Our competition includes all other companies that are in the business of selling cannabis-based products, dental equipment, educational services, or other related items. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

We may not be able to compete successfully with other established companies offering the same or similar products and, as a result, we may not achieve our projected revenue and user targets.

If we are unable to compete successfully with other businesses in our existing markets, we may not achieve our projected revenue and/or customer targets. We compete with both start-up and established companies. Compared to our business, some of our competitors may have greater financial and other resources, have been in business longer, have greater name recognition and be better established in our markets.

Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

In the future we may be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business

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We expect to incur substantial expenses to meet our reporting obligations as a public company. In addition, failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting and could harm our ability to manage our expenses.

We estimate that it will cost approximately $60,000 annually to maintain the proper management and financial controls for our filings required as a public company. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in our stock price and adversely affect our ability to raise capital.

Risks Relating to our Common Stock and Offering

The Common Stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

The Common Stock has historically been sporadically traded on the OTC Pink Sheets, meaning that the number of persons interested in purchasing our shares at, or near ask prices at any given time, may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer, which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

The market price for the common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history, and relatively small revenues, which could lead to wide fluctuations in our share price. The price at which you purchase our shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our shares of common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares are sporadically traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares is sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, our limited operating history and small revenue or lack of profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results; acceptance of our inventory of games; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

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Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The possible occurrence of these patterns or practices could increase the volatility of our share price.

The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including, but not limited to:

-our ability to integrate operations, technology, products and services;

-our ability to execute our business plan;

-operating results below expectations;

-our issuance of additional securities, including debt or equity or a combination thereof;

-announcements of technological innovations or new products by us or our competitors;

-loss of any strategic relationship;

-industry developments, including, without limitation, changes in competition or practices;

-economic and other external factors;

-period-to-period fluctuations in our financial results; and

-whether an active trading market in our common stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. Issuers using the Alternative Reporting standard for filing financial reports with OTC Markets are often subject to large volatility unrelated to the fundamentals of the company.

We do not expect to pay dividends in the foreseeable future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

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Our issuance of additional shares of Common Stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

We are entitled under our articles of incorporation to issue up to 750,000,000 shares of common stock. We have issued and outstanding, as of May 18, 2020 379,626,200 shares of common stock. In addition, we are entitled under our Articles of Incorporation to issue “blank check” preferred stock. Our board may generally issue shares of common stock, preferred stock, options, or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will issue a large amount of additional securities to directors, officers, employees, and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We cannot give you any assurance that we will not issue additional shares of common stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers, and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers, and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in a public company and as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

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The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

As an issuer of a “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933, holders of restricted shares may avail themselves of certain exemptions from registration if the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registering the restricted stock. Although the Company currently plans to file either a form 10 or S-1 with the Commission upon the conclusion of the Regulation A offering, there can be no guarantee that the Company will be able to fulfill one of these registration statements, which could have an adverse effect on our shareholders.

A reverse stock split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be adversely affected by a reverse stock split given the reduced number of shares that will be outstanding following a reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split.

Following a reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, we cannot assure you that a reverse stock split will result in a share price that will attract new investors.

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We are classified as an “emerging growth company” as well as a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $1.07 billion as of the last business day of our most recently completed second fiscal quarter, and (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Notwithstanding the above, we are also currently a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Because directors and officers currently and for the foreseeable future will continue to control No Borders, Inc., it is not likely that you will be able to elect directors or have any say in the policies of No Borders, Inc.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The directors, officers and affiliates of No Borders, Inc. beneficially own a majority of our outstanding common stock voting rights. Due to such significant ownership position held by our insiders, new investors may not be able to affect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our directors, officers or affiliates, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

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Risks Relating to Our Company and Industry

The following risks relate to our businesses and the effects upon us assuming we obtain financing in a sufficient amount.

Our business plan is speculative.

Our planned businesses are speculative and subject to numerous risks and uncertainties. The burden of government regulation on Cannabinoid and Health related industry participants, including manufacturers, distributors, retailers, suppliers, and consumers, is uncertain and difficult to quantify. There is no assurance that we will ever earn enough revenue to make a net profit.

We have limited existing brand identity and customer loyalty; if we fail to market our brand to promote our service offerings, our business could suffer.

Because of our limited commercialization of our subsidiary products, we currently do not have strong brand identity or brand loyalty. We believe that establishing and maintaining brand identity and brand loyalty is critical to attracting customers once we have a commercially viable product offered by our subsidiaries. In order to attract customers to our subsidiary products, we may be forced to spend substantial funds to create and maintain brand recognition among consumers. We believe that the cost of our sales campaigns could increase substantially in the future. If our branding efforts are not successful, our ability to earn revenues and sustain our operations will be harmed.

Product warranty claims are managed by suppliers which could discourage potential customers from purchasing our products.

MediDent Supplies does not currently warranty any of the products it sells against defects in materials and workmanship directly, the various warranties and guarantees that come with the products MediDent Supplies sells are provided by and serviced by our suppliers. The Company solely relies on the product warranty provided by the suppliers of the products. The Company does offer a sixty-day money back guarantee on many of its products. The future costs associated with providing the sixty-day money back guarantee could be material.

No Borders Naturals, Inc. does currently provide a sixty-day Money Back Guarantee on all of its products. The future costs associated with providing the sixty-day money back guarantee could be material.

There is no assurance that any of our research and development activities will result in any proprietary technology or commercial products.

As a remote work, lean systems, and technology centric company, we continue to build user and consumer data sets, review technological improvement/deployment, and pursue Intellectual Property filings with the USPTO. Competitors may develop and sell superior products performing the same function, or industry participants may not accept or desire those products. We may not be able to protect our proprietary rights, if any, from infringement or theft by third parties. Government regulation may suppress or prevent marketing and sales of those products, even if they can be commercialized. We may have inadequate capital to successfully execute this aspect of our business plan.

We may not be able to successfully compete against companies with substantially greater resources.

The industries in which we operate in general are subject to intense and increasing competition. Some of our competitors may have greater capital resources, facilities, and diversity of product lines, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products that will directly compete with our product lines. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining revenues and market share or in the positioning of our products. There are no assurances that competition in our respective industries will not lead to reduced prices for our products. If we are unable to successfully compete with existing companies and new entrants to the market this will have a negative impact on our business and financial condition.

Certain of the Company’s products are dependent on consumer discretionary spending.

Certain of our CBD products and medical / dental specialty products, PPE and products that support discretionary or elective medical procedures may be susceptible to unfavorable changes in economic conditions. Decreases in consumer discretionary spending could negatively affect the Company’s business and result in a decline in sales and financial performance.

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Our business is dependent upon suppliers.

We plan on entering into supply agreements with manufacturers. Nevertheless, we remain dependent upon a limited number of suppliers for our products. Although we do not anticipate difficulty in obtaining adequate inventory at competitive prices, we can offer no assurance that such difficulties will not arise. The extent to which supply disruption will affect us remains uncertain. Our inability to obtain sufficient quantities of products at competitive prices would have a material adverse effect on our business, financial condition, and results of operations.

We cannot assure that we will earn a profit or that our products will be accepted by consumers.

Our business is speculative and dependent upon acceptance of our products by consumers. Our operating performance will be heavily dependent on whether or not we are able to earn a profit on the sale of our products. Online advertising of Cannabis related products may be severely limited under applicable federal, state, and local law. We cannot assure that we will be successful or earn enough revenue to make a profit, or that investors will not lose their entire investment.

Inventories maintained by the Company, the manufacturers and its customers may fluctuate from time to time.

The Company relies in part on its dealer and customer relationships and predictions of the manufacturer and customer inventory levels in projecting future demand levels and financial results. These inventory levels may fluctuate, and may differ from the Company’s predictions, resulting in the Company’s projections of future results being different than expected. These changes may be influenced by changing relationships with the dealers and customers, economic conditions, and customer preference for particular products. There can be no assurance that the Company’s manufacturers and customers will maintain levels of inventory in accordance with the Company’s predictions or past history, or that the timing of customers’ inventory build or liquidation will be in accordance with the Company’s predictions or past history.

The Farm Bill recently passed, and undeveloped shared state-federal regulations over hemp cultivation and production may impact our business.

The Farm Bill was signed into law on December 20, 2018. Under Section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of USDA. A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, USDA will need to construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally run program. The details and scopes of each state’s plans are not known at this time and may contain varying regulations that may impact our business. Even if a state creates a plan in conjunction with its governor and chief law enforcement officer, the Secretary of the USDA must approve it. There can be no guarantee that any state plan will be approved. Review times may be extensive. There may be amendments and the ultimate plans, if approved by the states and the USDA, may materially limit our business depending upon the scope of the regulations.

Even though, relative to our hemp business activities, we do not cultivate, process, market or distribute Marijuana products or any products that contain THC above 0.3%, some of our suppliers and customers for our hemp business may in the future engage in such activities. Cannabis, as not strictly defined in the 2018 Farm Bill, is a Schedule-I controlled substance and is illegal under federal law. Even in those states where the use of cannabis, as not strictly defined in the 2018 Farm Bill, has been legalized, its use remains a violation of federal law. A Schedule I controlled substance is defined as a substance that has currently no accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. The Department of Justice defines Schedule 1 controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.”

Laws and regulations affecting our industry to be developed under the Farm Bill are in development

As a result of the Farm Bill’s recent passage, there will be a constant evolution of laws and regulations affecting the hemp industry that could detrimentally affect our operations. Local, state, and federal hemp laws and regulations may be broad in scope and subject to changing interpretations. These changes may require us to incur substantial costs associated with legal and compliance fees and ultimately require us to alter our business plan. Furthermore, violations of these laws, or alleged violations, could disrupt our business and result in a material adverse effect on our operations. In addition, we cannot predict the nature of any future laws, regulations, interpretations, or applications, and it is possible that regulations may be enacted in the future that will be directly applicable to our business.

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The approach to the enforcement of cannabis laws may be subject to change, which creates uncertainty for our business.

As a result of the conflicting views between state legislatures and the federal government regarding cannabis, as not strictly defined in the 2018 Farm Bill, investments in, and the operations of, cannabis businesses in the U.S. are subject to inconsistent laws and regulations. Laws and regulations affecting the cannabis industry are constantly changing, which could detrimentally affect our operations. Local, state, and federal cannabis laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. It is also possible that regulations may be enacted in the future that will be directly applicable to our business. These ever-changing regulations could even affect federal tax policies that may make it difficult to claim tax deductions on our returns. We cannot predict the nature of any future laws, regulations, interpretations, or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

The possible FDA Regulation of hemp and industrial hemp derived CBD, and the possible registration of facilities where hemp is grown and CBD products are produced, if implemented, could negatively affect the cannabis industry generally, which could directly affect our financial condition

The Farm Bill established that hemp containing less the 0.3% THC was no longer a Schedule 1 drug under the CSA. Previously, the U.S. Food and Drug Administration (“FDA”) did not approve hemp or CBD derived from hemp as a safe and effective drug for any indication. The FDA considered hemp and hemp-derived CBD as illegal Schedule 1 drugs. Further, the FDA has concluded that products containing hemp or CBD derived from hemp are excluded from the dietary supplement definition under sections 201(ff)(3)(B)(i) and (ii) of the U.S. Food, Drug & Cosmetic Act, respectively. However, as a result of the passage of the Farm Bill, at some indeterminate future time, the FDA may choose to change its position concerning products containing hemp, or CBD derived from hemp, and may choose to enact regulations that are applicable to such products, including, but not limited to: the growth, cultivation, harvesting and processing of hemp; regulations covering the physical facilities where hemp is grown; and possible testing to determine efficacy and safety of hemp derived CBD. In this hypothetical event, our powdered drink products, which we plan to introduce will likely contain CBD and may be subject to regulation. In the hypothetical event that some or all of these regulations are imposed, we do not know what the impact would be on the hemp industry in general, and what costs, requirements and possible prohibitions may be enforced. If we are unable to comply with the conditions and possible costs of possible regulations and/or registration, as may be prescribed by the FDA, we may be unable to continue to operate segments of our business.

Effect of existing or probable governmental regulations relating to CBD products.

A majority of state governments in the United States have legalized the growing, production, and use of CBD. However, cannabis remains illegal under federal law. In addition, in July 2017, the United States Drug Enforcement Agency issued a statement that certain CBD extractions fall within the definition of marijuana and are therefore a Schedule I controlled substance under the Controlled Substances Act of 1970, as amended. Thus, the cannabis industry, including companies which sell products containing CBD, faces very uncertain regulation by the federal government. While the federal government has for several years chosen to not intervene in the cannabis business conducted legally within the states that have legislated such activities, there is nonetheless the potential that the federal government may at any time choose to begin enforcing its laws against the manufacturing, possession, or use of cannabis-based products such as CBD. Similarly, there is the possibility that the federal government may enact legislation or rules that authorize the manufacturing, possession or use of those products under specific guidelines. local, state, and federal cannabis laws and regulations are broad in scope and subject to evolving interpretations. Furthermore, it is possible that the federal government that will be directly applicable to our business as a result of our sale of products containing CBD. In the event the federal government was to tighten its regulation of the industry, the Company would likely suffer material adverse effect on its business, including substantial losses.

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Our potential suppliers may have difficulty accessing the service of banks, which may make it difficult for them to operate.

On February 14, 2014, the U.S. government issued rules allowing banks to legally provide financial services to state-licensed cannabis businesses. A memorandum issued by the Justice Department to federal prosecutors reiterated guidance previously given, this time to the financial industry that banks can do business with legal cannabis businesses and “may not” be prosecuted. FinCEN issued guidelines to banks noting that it is possible to provide financial services to state-licensed cannabis businesses and still be in compliance with federal anti-money laundering laws. The guidance, however, falls short of the explicit legal authorization that banking industry officials had requested the government provide, and, to date, it is not clear if any banks have relied on the guidance to take on legal cannabis companies as clients. The aforementioned policy can be changed, including in connection with a change in presidential administration, and any policy reversal and or retraction could result in legal cannabis businesses losing access to the banking industry.

Because the use, sale, and distribution of cannabis above 0.3% THC content remains illegal under federal law, many banks will not accept deposits from or provide other bank services to businesses involved with cannabis even ones that exclusively use Hemp. The inability to open bank accounts may make it difficult for our existing and potential customers, clients, and tenants to operate and may make it difficult for them to contract with us.

Operating an online store open to all internet users may result in legal consequences.

Our Terms and Conditions clearly state that our online store is only to be used by users who are over 21 years old and located where the use of Hemp Derived CBD is permissible under state law and only in a manner which would be permissible under the applicable state law. However, even with user opt in forms and current industry best practices employed, it is impractical to independently verify that all visitors to our online store fit into this description. As such, we may run the risk of federal and state law enforcement prosecution.

We have implemented a content reporting review policy to remove any content which violates our Terms and Conditions. We have introduced a system that flags any posts for review, removal, and possible account suspension. As soon as content is flagged by one of our internal or external control systems or by another user, it is removed from view until we have had the time to review the content and moderate accordingly.

New online store features could fail to attract new customers, retain existing customers, or generate revenue.

Our business strategy is dependent on our ability to develop online store features to attract new customers and retain existing ones. Staffing changes, changes in customer behavior or development of competing networks may cause customers to switch to competing online stores or decrease their use of our online store. To date, our online retail platform, is only in its early-stages and it has begun to generate some revenue for the Company. There is no guarantee that individual customers will use these features and as a result, we may fail to generate greater revenue. Additionally, any of the following events may cause decreased use of our online store:

●	Emergence of competing websites and online retail stores;

●	Inability to convince potential customers to shop at our online store;

●	A decrease or perceived decrease in the quality of products at our online store(s);

●	An increase in content/products that are irrelevant to our users;

●	Technical issues on certain platforms or in the cross-compatibility of multiple platforms;

●	An increase in the level of advertisements by competitors may lower traffic acquisition rates;

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●	A rise in safety or privacy concerns; and

●	An increase in the level of spam or undesired content on the sites.

Due to our involvement in the cannabinoid industry, we may have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liabilities.

Insurance that is otherwise readily available, such as workers’ compensation, general liability, and directors and officer’s insurance, is more difficult for us to find and more expensive, because we are a participant in, service provider to and customer of companies in the cannabinoid industry. There are no guarantees that we will be able to find such insurances in the future, or that the cost will be affordable to us. If we are forced to go without such insurances, it may prevent us from entering into certain business sectors, may inhibit our growth, and may expose us to additional risk and financial liabilities. In 2019, We do not carry general liability insurance. We do not currently hold any other forms of insurance, including directors’ and officers’ insurance. Because we do not have any other types of insurance, if we are made a party of a legal action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Participants in the cannabinoid industry may have difficulty accessing the service of banks, which may make it difficult for us to operate.

Despite recent rules issued by the United States Department of the Treasury mitigating the risk to banks who do business with cannabis companies operating in compliance with applicable state laws, as well as recent guidance from the United States Department of Justice, banks remain wary of accepting funds from businesses in the cannabis industry. Since the use of cannabis remains illegal under Federal law, there remains a compelling argument that banks may be in violation of Federal law when accepting for deposit funds derived from the sale or distribution of cannabis and/or related products. Consequently, some businesses involved in the cannabis and cannabinoids industry continue to have trouble establishing banking relationships. The potential inability to open a bank account may make it difficult (and potentially impossible) for us, or some of our partners, to do business.

Unfavorable publicity or consumer perception of our products or any similar products distributed by other companies could have a material adverse effect on our business and financial condition.

We believe our product sales will be highly dependent on consumer perception of the safety, quality, and efficacy of our products as well as similar or other products distributed and sold by other companies. Consumer perception of our products can be significantly influenced by scientific research or findings, regulatory investigations, litigation, national media attention, and other publicity including publicity regarding the legality, safety or quality of particular ingredients or products and cannabis markets in general. From time to time, there is unfavorable publicity, scientific research or findings, litigation, regulatory proceedings, and other media attention regarding our industry. There can be no assurance that future publicity, scientific research or findings, litigation, regulatory proceedings, or media attention will be favorable to the cannabis markets or any particular product or ingredient, or consistent with earlier publicity, scientific research or findings, litigation, regulatory proceedings or media attention. Adverse publicity, scientific research or findings, litigation, regulatory proceedings, or media attention, whether or not accurate, could have a material adverse effect on our business and financial condition. In addition, adverse publicity, reports or other media attention regarding the safety, quality, or efficacy of our products or ingredients of cannabis products in general, or associating the use of our products or ingredients in general with illness or other adverse effects, whether or not scientifically supported or accurate, could have a material adverse effect on our business and financial condition.

We are subject to numerous potential regulatory matters. If the DEA were to take actions against CBD products with less than 0.3% THC as Schedule 1 controlled substances, it could cause No Borders Naturals to cease operations.

The Drug Enforcement Administration (“DEA”) which enforces the controlled substances laws of the United States has issued various rules and announcements concerning various items considered to be marijuana extracts which may encompass Cannabinoids. While No Borders Naturals only sells Hemp Derived CBD products with less than 0.3% THC content, the DEA created a separate Administration Controlled Substances Code number for cannabis extract earlier this year, defined to cover an extract containing one or more cannabinoids, and stated that such extracts will continue to be treated as Schedule I controlled substances.

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If the DEA were to take actions against CBD products as Schedule 1 controlled substances or restrict the marketing or distribution of any CBD product, it would likely result in No Borders Naturals ceasing operations.

Any potential growth in the cannabinoid or cannabis-related industries continues to be subject to new and changing state and local laws and regulations.

Continued development of the cannabinoid and cannabis-related industries is dependent upon continued legislative legalization of cannabis and related products at the state level, and a number of factors could slow or halt progress in this area, even where there is public support for legislative action. Any delay or halt in the passing or implementation of legislation legalizing cannabis use, or its sale and distribution, or the re-criminalization or restriction of cannabis at the state level could negatively impact our business because of the perception that it is related to cannabis. Additionally, changes in applicable state and local laws or regulations could restrict the products and services we offer or impose additional compliance costs on us or our customers. Violations of applicable laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. We cannot predict the nature of any future laws, regulations, interpretations, or applications, and it is possible that regulations may be enacted in the future that will have a material adverse effect on our business.

We may be subject to compliance actions by the Food and Drug Administration (FDA) for making unsubstantiated claims as to our products efficacy or intended use.

On April 2, 2019, outgoing FDA Commissioner Scott Gotlieb issued a statement on the agency’s website, www.fda.gov, pledging the agency will continue to use its authority to take action against companies and product developers which make unproven claims to treat serious or life-threatening diseases, and “where patients may be misled to forgo otherwise effective, available therapy and opt instead for a product that has no proven value or may cause them serious harm.”

The FDA has issued warning letters, in collaboration with the Federal Trade Commission, to three companies – Advanced Spine and Pain LLC (d/b/a Relieves), Nutra Pure LLC and PotNetwork Holdings Inc. – in response to their making unsubstantiated claims related to more than a dozen different products and spanning multiple product webpages, online stores and social media websites. The FDA deemed that companies “used these online platforms to make unfounded, egregious claims about their products’ ability to limit, treat or cure cancer, neurodegenerative conditions, autoimmune diseases, opioid use disorder, and other serious diseases, without sufficient evidence and the legally required FDA approval.”

Examples of claims made by the companies which have been deemed deceptive marketing by the FDA include CBD’s ability to;

●	Effectively treat substance use disorders

●	Reduce the rewarding effects of morphine

●	Reduce drug-seeking for heroin

●	Avoid or Reduce opiate withdrawal symptoms

●	Stop cancer cells in several cervical cancer varieties

●	Decrease human glioma cell growth and invasion

●	Slow the progression of Alzheimer’s

●	Block spinal, peripheral and gastrointestinal mechanisms responsible for pain associated with migraines, fibromyalgia, and Irritable Bowel Syndrome

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The agency has said it may pursue a company making medical claims about products asserting to contain CBD that haven’t been approved by the FDA. The FDA has stated that selling unapproved products with unsubstantiated therapeutic claims can put patients and consumers at risk. The FDA does not believe these products have been shown to be safe or effective, and deceptive marketing of unproven treatments may keep some patients from accessing appropriate, recognized therapies to treat serious and even fatal diseases. Additionally, because they are not evaluated by the FDA, there may be other ingredients that are not disclosed, which may be harmful.

The FDA has pledged to continue to monitor the marketplace and take enforcement action as needed to protect the public health against companies illegally selling CBD products that claim to prevent, diagnose, treat, or cure serious diseases, such as cancer, Alzheimer’s disease, psychiatric disorders and diabetes; illegally selling cannabis and cannabis-derived products that can put consumers at risk; and marketing and distributing such products in violation of the FDA’s authorities.

Different states and different advertising networks may have their own regulations and restrictions regarding advertising CBD products.

Relevant state and local laws may make it difficult to advertise in various markets. The two largest ad buying platforms — Facebook and Google — still do not allow CBD advertising (it is designated as a “dangerous product”) on their platforms, which limits the digital marketing efforts of CBD companies to organic marketing. For new businesses, the inability to promote their brand without paid social and search ads makes it extremely challenging to get the qualified traffic needed to grow our online retail and wholesale businesses.

Additional regulatory considerations that must be taken into account include the Federal Trade Commission’s regulation of unfair and deceptive product labeling and marketing, as well as state law regulation of food safety. States have the authority to regulate matters related to the health and safety of its own citizens, such that the 2018 Farm Bill and regulation by the USDA will not necessarily preempt state or local laws regulating the manufacture and distribution of cannabis-related products that are not directly in conflict with federal law. States may still choose to enact their own laws that can promote or restrict the sale of cannabis-based products. States such as Indiana and Alabama do not permit the sale of CBD oil on a personal level without a prescription.

Any and all claims of medicinal value must be substantiated with reputable scientific support and may be subject to evaluation by the FDA.

There are limitations to how CBD may be marketed and what potential benefits may be advertised.

Any and all claims of medicinal value must be substantiated with reputable scientific support and may be subject to evaluation by the FDA and we may be unable to effectively market our products without proper scientific documentation.

In April 2019, outgoing FDA Commissioner Scott Gottlieb acknowledged that the FDA is considering whether to use its authority to issue regulations that would permit the marketing of CBD in foods or as dietary supplements. However, until the law changes, it is the FDA’s position that selling unapproved products with unsubstantiated therapeutic claims both violates the law and potentially puts patients at risk. Commissioner Gottlieb also asserted that it continues to be unlawful to market foods containing added CBD or THC or dietary supplements containing CBD or THC, regardless of whether the substances are hemp-derived and regardless of the claims being made. FDA takes this position based on the operation of statutory “exclusionary clauses” in the Food, Drug and Cosmetic Act related to food additives and dietary supplements. Specifically, FDA has determined that both CBD and THC, which are now active ingredients in FDA-approved drugs, were the subject of substantial clinical investigations before they were marketed as foods or dietary supplements, and due to the operation of the exclusionary clauses, FDA concludes that it is currently illegal to introduce CBD or THC into the food supply or to market these ingredients as dietary supplements.

Additional regulatory considerations that must be taken into account include the Federal Trade Commission’s regulation of unfair and deceptive product labeling and marketing, as well as state law regulation of food safety.

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The industries that we serve have undergone, and are in the process of undergoing, significant changes in an effort to reduce costs, which could adversely affect our financial statements.

The industries that we serve have undergone, and are in the process of undergoing, significant changes in an effort to reduce costs, including the following:

●

Governmental and private health care providers and payors around the world are increasingly utilizing managed care for the delivery of health care services, centralizing purchasing, limiting the number of vendors that may participate in purchasing programs, forming group purchasing organizations and integrated health delivery networks and pursuing consolidation to improve their purchasing leverage and using competitive bid processes to procure health care products and services.

●	Certain of our customers, and the end-users, rely on government funding of, and reimbursement for, health care products and services and research activities. The U.S. Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act (collectively, the “PPACA”), health care austerity measures in other countries and other potential health care reform changes and government austerity measures have reduced and may further reduce the amount of government funding or reimbursement available to customers or end-users of our products. Other countries, as well as some private payors, also control the price of health care products, directly or indirectly, through reimbursement, payment, pricing, or coverage limitations, tying reimbursement to outcomes or (in the case of governmental entities) compulsory licensing. Global economic uncertainty or deterioration can also adversely impact government funding and reimbursement.

These changes as well as other impacts from market demand, government regulations, third-party coverage and reimbursement policies and societal pressures have started changing the way health care is delivered, reimbursed and funded and may cause participants in the healthcare industry and related industries that we serve to purchase fewer of our products and services, reduce the prices they are willing to pay for our products or services, reduce the amounts of reimbursement and funding available for our products and services from governmental agencies or third-party payors, heighten clinical data requirements, reduce the volume of medical procedures that use our products and services, affect the acceptance rate of new technologies and products and increase our compliance and other costs. In addition, we may be excluded from important market segments or unable to enter into contracts with group purchasing organizations and integrated health networks on terms acceptable to us, and even if we do enter into such contracts they may be on terms that negatively affect our current or future profitability. All of the factors described above could adversely affect our business and financial statements.

We have limited or no control over the manufacturing and quality of the products we sell.

We do not directly manufacture any of the products that we sell, or we currently plan to sell. Consequently, we have limited or no control over manufacturing practices at the suppliers from whom we procure the products we sell. We put forth considerable efforts to ensure that the products we sell are safe and comply with all applicable regulations. In spite of these efforts, there is a risk that we could inadvertently resell products which fail to comply with applicable regulations or have other quality defects. If this were to occur, we could be forced to conduct a product recall, defend regulatory or civil claims, or take other actions, any of which could have a material adverse effect upon our business.

Increases in the cost of shipping, postage or credit card processing could harm our business.

We ship our products to customers by United States mail and other overnight delivery and surface services. We generally invoice the costs of delivery and parcel shipments directly to customers as separate shipping and handling charges. Any increases in shipping, postal or credit card processing rates could harm our operating results as we may not be able to effectively pass such increases on to our customers. Similarly, strikes or other service interruptions by these shippers could limit our ability to market or deliver our products on a timely basis.

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We face an inherent risk of exposure to product liability claims in the event that the products we manufacture or sell allegedly cause personal injury.

We face an inherent risk of exposure to product liability claims in the event that the products we sell allegedly cause personal injury. Although we have not experienced any significant losses due to product liability claims, we may experience such losses in the future. While our suppliers maintain insurance against product liability claims but cannot be certain that such coverage will be adequate to cover any liabilities that we may incur, or that such insurance will continue to be available on acceptable terms. A successful claim brought against us in excess of available insurance coverage, or any claim that results in significant adverse publicity, could have a material adverse effect upon our business.

We conduct our retail operations through a single distribution facility.

Substantially all of our U.S. Retail inventory will be stored and shipped from one distribution center. We will depend in large part on the orderly operation of this receiving and distribution process, which depends, in turn, on adherence to shipping schedules and effective management of the distribution center. We may not be able to accurately anticipate all of the changing demands that our expanding operations will impose on our receiving and distribution system. In addition, events beyond our control, such as disruptions in operations due to labor disagreements, shipping problems, fires, or natural disasters, could have a material adverse effect upon our business and operations.

Any significant interruption in the operation of our planned online student enrollment portal could disrupt our ability to recommend educational options to parents, respond to service requests and process enrollments.

Our planned primary enrollment portal will be based online and are going to be housed on the internet and through cloud operations. We plan on hiring a service so that we are able to respond to any questions through our online portal and through emails as quickly as possible. Any significant interruption in the operation of any primary facility, including an interruption caused by our failure to successfully expand or upgrade our systems or to manage potential expansions or upgrades, could reduce our ability to respond to service requests, receive and process orders and provide products and services, which could result in lost and cancelled sales, and damage to our brand reputation.

Capacity limits on some of our planned technology, transaction processing systems and network hardware and software may be difficult to project and we may not be able to expand and upgrade our systems in a timely manner to meet significant unexpected increased demand.

As the number of possible students and schools we potentially serve increases and if our total student base grows, the traffic on our planned transaction processing systems and network hardware and software will rise. In our capacity planning processes, we may be unable to accurately project the rate of increase in the use of our transaction processing systems and network hardware and software. In addition, we may not be able to expand and upgrade our systems and network hardware and software capabilities to accommodate significant unexpected increased or peak use. If we are unable to appropriately upgrade our systems and network hardware and software in a timely manner, our operations and processes may be temporarily disrupted.

Our efforts to expand capacity may not produce the operational and financial results for which those investments were intended.

Once we begin to serve schools, students and families in increasing numbers and in multiple states and countries, we will need to invest in infrastructure systems and technology to keep pace with our potential growth by adding new communication systems, enterprise hardware and software systems, and enrollment centers. In the absence of compatible business processes, adequate employee training, integration with other dependent systems, and sufficient staffing, this expanded capacity alone may not result in improved performance or outcomes.

We may be unable to keep pace with changes in the industries that we serve and advancements in technology as our business and market strategy evolves.

As changes in the industries we serve occur or macroeconomic conditions fluctuate we may need to adjust our business strategies or find it necessary to restructure our operations or businesses, which could lead to changes in our cost structure, the need to write down the value of assets, or impact our profitability. We will also make investments in existing or new businesses, including investments in technology and expansion of our business plans. These investments may have short-term returns that are negative or less than expected and the ultimate business prospects of the business may be uncertain.

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As our business and market strategy evolves, we also will need to respond to technological advances and emerging industry standards in a cost-effective and timely manner in order to remain competitive, such as adaptive learning technologies, better and more interactive products and web accessibility standards. The need to respond to technological changes may require us to make substantial, unanticipated expenditures. There can be no assurance that we will be able to respond successfully to technological change.

Risks Relating to the Internet

We are dependent on our telephone, Internet and management information systems for the sales and distribution of our products.

Our success depends, in part, on our ability to provide prompt, accurate and complete service to our customers on a competitive basis and our ability to purchase and promote products, manage inventory, ship products, manage sales and marketing activities and maintain efficient operations through our telephone and proprietary management information system. A significant disruption in our telephone, Internet or management information systems could harm our relations with our customers and the ability to manage our operations. We can offer no assurance that our back-up systems will be sufficient to prevent an interruption in our operations in the event of disruption in our management information systems, and an extended disruption in the management information systems could adversely affect our business, financial condition and results of operations.

Online security breaches could harm our business.

The secure transmission of confidential information over the Internet is essential to maintain consumer confidence in our website. Substantial or ongoing security breaches of our system or other Internet-based systems could significantly harm our business. Any penetration of our network security or other misappropriation of our users’ personal information could subject us to liability. We may be liable for claims based on unauthorized purchases with credit card information, fraud, or misuse of personal information, such as for unauthorized marketing purposes. These claims could result in litigation and financial liability. We rely on licensed encryption and authentication technology to effect secure transmission of confidential information, including credit card numbers. It is possible that advances in computer capabilities, new discoveries or other developments could result in a compromise or breach of the technology we use to protect customer transaction data. We may incur substantial expense to protect against and remedy security breaches and their consequences. A party that is able to circumvent our security systems could steal proprietary information or cause interruptions in our operations. We cannot guarantee that our security measures will prevent security breaches. Any breach resulting in misappropriation of confidential information would have a material adverse effect on our business, financial condition, and results of operations.

Government regulation and legal uncertainties relating to the Internet and online commerce could negatively impact our business operations.

Online commerce is rapidly changing, and federal and state regulation relating to the Internet and online commerce is evolving. The U.S. Congress has enacted Internet laws regarding online privacy, copyrights, and taxation. Due to the increasing popularity of the Internet, it is possible that additional laws and regulations may be enacted with respect to the Internet, covering issues such as user privacy, pricing, taxation, content, copyrights, distribution, antitrust and quality of products and services. The adoption or modification of laws or regulations applicable to the Internet could harm our business operations.

Changing technology could adversely affect the operation of our website.

The Internet, online commerce and online advertising markets are characterized by rapidly changing technologies, evolving industry standards, frequent new product and service introductions and changing customer preferences. Our future success will depend on our ability to adapt to rapidly changing technologies and address its customers’ changing preferences. However, we may experience difficulties that delay or prevent us from being able to do so.

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Statements Regarding Forward-looking Statements

This Disclosure Statement contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance, or transactions, see the section entitled “Risk Factors.”

USE OF PROCEEDS

If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses of $30,000) will be $2,470,000. We will use these net proceeds for the following:

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Shares Offered(% Sold)	357,142,857 Shares Sold (100%)	267,857,143 Shares Sold (75%)	178,571,428 Shares Sold (50%)	89,285,714 Shares Sold (25%)
Gross Offering Proceeds	$2,500,000	$1,875,000	$1,250,000	$625,000
Approximate Offering Expenses (1)
Misc. Expenses	5,000	5,000	5,000	5,000
Legal and Accounting	25,000	25,000	25,000	25,000
Total Offering Expenses	30,000	30,000	30,000	30,000
Total Net Offering Proceeds	2,470,000	1,845,000	1,220,000	595,000
Principal Uses of Net Proceeds (2)
Employee/Officers & Directors / Independent Contractor Compensation	500,000	400,000	200,000	180,000
Marketing	600,000	400,000	357,000	100,000
Office Supplies	25,000	20,000	15,000	15,000
Inventory	800,000	600,000	350,000	175,000
Research & Development	120,000	80,000	35,000	20,000
Trade Shows	100,000	75,000	50,000	25,000
Insurance (Directors, Officers, Product, Auto, General Liability)	50,000	50,000	50,000	22,000
Website	12,000	10,000	8,000	8,000
Website Ongoing Development	90,000	45,000	20,000	10,000
Travel	25,000	10,000	30,000	5,000
Media Commercials	100,000	75,000	50,000	0
Vehicle (leasing, Fuel, Repairs)	5,000	5,000	5,000	5,000
Product Testing & Deployment	45,000	30,000	20,000	10,000
Legal, IP & Compliance	70,000	50,000	30,000	20,000
Total Principal Uses of Net Proceeds	2,442,000	1,840,000	1,220,000	595,000
Amount Unallocated	-28,000-	-5,000-	-0-	-0-

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

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As indicated in the table above, if we sell only 75%, or 50%, or 25% of the shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

DILUTION

If you purchase shares in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net tangible book value per share of our Common Stock after this offering.

Our historical net tangible book value as of December 31, 2019 was $(509,931) or $(0.0018) per then-outstanding share of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (after deducting estimated offering expenses of $30,000):

Percentage of shares offered that are sold	100%	75%	50%	25%
Price to the public charged for each share in this offering	$0.007	$0.007	$0.007	$0.007
Historical net tangible book value per share as of December 31, 2019 (1)	(.0018)	(.0018)	(.0018)	(.0018)
Increase in net tangible book value per share attributable to new investors in this offering (2)	(.0048)	(0.0042)	(0.0033)	(0.0020)
Net tangible book value per share, after this offering	.0030	.0024	.0015	.0002
Dilution per share to new investors	.004	.0046	.0055	.00068

(1)	Based on net tangible book value as of December 31, 2019 of $509,931 and 379,626,200 outstanding shares of Common stock as of December 31, 2019.
(2)	After deducting estimated offering expenses of $30,000.

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DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update, or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Shares. The public offering price was determined by the Company. The principal factors considered in determining the public offering price include:

-the information set forth in this Offering Circular and otherwise available;

-our history and prospects and the history of and prospects for the industry in which we compete;

-our past and present financial performance;

-our prospects for future earnings and the present state of our development;

-the general condition of the securities markets at the time of this Offering;

-the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

-other factors deemed relevant by us.

Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate at the Company’s discretion or, on the Termination Date.

Procedures for Subscribing

When you decide to subscribe for Offered Shares in this Offering, you should:

Contact us via phone or email.

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and
2.	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds at Management’s discretion.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors”, “Cautionary Statement regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Management’s Discussion and Analysis

The Company has had limited revenues from operations in each of the last two fiscal years, and in the current fiscal year.

Trading Suspension

On April 6, 2020, the Company received an Order of Suspension of Trading dated April 3, 2020 (the “Order”) from the United States Securities and Exchange Commission (“SEC”). The temporary suspension period is from 9:30 a.m. EDT on April 3, 2020, through 11:59 p.m. EDT on April 20, 2020. The Order refers to questions raised regarding the adequacy and accuracy of publicly available information concerning “NBDR, including, since at least March 11, 2020, among other things, statements about NBDR’s products and business activities related to the COVID-19 pandemic, including NBDR’s COVID19 specimen collection kits, an agreement to bring COVID-19 test kits to the United States, and NBDR’s activities related to the distribution of personal protective equipment. Those concerns relate to statements NBDR made in: (1) social media posts since at least March 11, 2020; (2) press releases since at least March 16, 2020; (3) NBDR’s website since at least March 24, 2020; and (4) submissions to OTC Markets Group, Inc. since at least March 25, 2020.”

In an effort to protect the interests of shareholders, the SEC has issued similar orders and suspensions recently to over two dozen registrants, with concerns over the validity of claims made in connection with the availability of COVID-19 tests and supplies.

The Company, along with its counsel, is cooperating fully with the SEC to substantiate the Company’s recent public announcements and business endeavors, and is addressing any questions and/or concerns raised regarding the accuracy of the assertions made in the Company’s press releases.

Pursuant to Rule 15c2-11 under the Exchange Act, at the termination of the trading suspension, no quotation may be entered unless and until the Company has strictly complied with all provisions of the rule, including the filing of a new Form 15c2-11 with FINRA.

The Company must have a FINRA Member Market Maker file a 15c2-11 with FINRA in order for the Company’s shares to resume trading on the OTC Markets.

As of the date of filing, the trading suspension period expired, and the Company is in the process compiling the information required for its 15c2-11 submission by a FINRA Member Market Maker. The Company anticipates the filing of a new Form 15c2-11 as soon as practicable.

Plan of Operation for the Next Twelve Months

The Company believes that the proceeds of this Offering will satisfy its cash requirements for the next twelve months. To complete the Company’s entire deployment of its current and proposed products and its business plan, it may have to raise additional funds in the next twelve months. Contemporaneously we will work to recruit in experts in the field as well as scout experienced firms to assist in the marketing and distribution of our Medical / Dental and CBD products under our subsidiaries No Borders Dental, Inc. (d/b/a MediDent Supplies) and No Borders Naturals, Inc..

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The Company expects to increase the number of employees at the corporate level.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include assumptions about collection of accounts and notes receivable, the valuation and recognition of stock-based compensation expense, the valuation and recognition of derivative liability, valuation allowance for deferred tax assets and useful life of fixed assets.

RESULTS OF OPERATIONS

Results for the Year Ended December 30, 2018 through December 31, 2019

Working Capital	For the year ended December 31, 2018 $	December 31, 2019 $
Cash	238,571	12,954
Current Assets	238,871	56,880
Current Liabilities	5,150	180,016
Working Capital (Deficit)	83,721	(509,931)

Cash Flows	For the year ended December 31, 2018 $	December 31, 2019 $
Cash Flows from (used in) Operating Activities	(267,138)	(510,009)
Cash Flows from (used in) Investing Activities	-	(10,608)
Cash Flows from (used in) Financing Activities	490,000	245,000
Net Increase (decrease) in Cash During Period	(53,002)	211,500

Operating Revenues

The Company’s revenues were $25,196 for the year ended December 31, 2018 compared to $427,075 for the year ended December 31, 2019.

Cost of Revenues

The Company’s cost of revenues was $9,480 for the year ended December 31, 2018 compared to $265,968 for the year ended December 31, 2019.

Gross Profit

For the year ended December 31, 2018, the Company’s gross profit was $15,716 compared to $161,107 for the year ended December 31, 2019.

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General and Administrative Expenses

General and administrative expenses consisted primarily of consulting fees, professional fees, relating to preparing a Regulation A Offering Circular and accounting expenses. For the year ended December 31, 2018 compared to the year ended December 31, 2019, general and administrative expenses increased from $389,975 to $770,765 for the year ended December 31, 2019 representing an increase of $380,790. The $380,790 increase is primarily attributable to upgrading our websites, advertising, professional fees, and purchasing our CBD products.

Other Income (Expense)

Other income (expense) consisted of $(27,150) for the year ended December 31, 2018. For the year ended December 31, 2019 other income (expense) consisted of $(783,964) and primarily consisted of amortization of interest expense and share-based compensation. There was a $(33,995) interest expense and a $(755,469)share-based compensation expense. There was a $5,500 gain from other incomes.

Net Loss

Our net loss for the year ended December 31, 2018 was $(438,270) compared with a net loss of $(1,393,621) for the year ended December 31, 2019. The net loss is influenced by the matters discussed in the other sections of the MD&A.

Liquidity and Capital Resources

The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. Since its inception, the Company has been funded by related and third parties through capital investment and borrowing of funds.

At December 31, 2018, the Company had total assets of $238,871 compared to $65,085 at December 31, 2019. Current assets consisted primarily of cash, property and equipment, and inventory. The decrease in current assets of $173,786 was primarily attributed to a decrease in cash of $225,617.

At December 31, 2018, the Company had total liabilities of $155,510 compared to $575,016 at December 31, 2019. Current liabilities consisted primarily of the accrued expenses, due to related party and notes payable to a third party. The increase in our current liabilities was attributed to the increase in amounts owed to related party and notes payable to a third party.

We had a positive working capital of $83,721 as of December 31, 2018 compared to a negative working capital of $509,931 as of December 31, 2019.

Cashflow from Operating Activities

During the year ended December 31, 2018, cash provided by (used in) operating activities was $(267,138) compared to $(510,009) for the year ended December 31, 2019. The increase in the amounts of cash used in operating activities was primarily due to the increase in cash used in operations of $510,009.

Cashflow from Investing Activities

During the year ended December 31, 2018, cash used in investing activities was $nil compared to $(10,608) for the year ended December 31, 2019.

Cashflow from Financing Activities

During the year ended December 31, 2018, cash provided by financing activity was $490,000 compared to $245,000 provided during the year ended December 31, 2019.

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Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive business activities. For these reasons, we have included in our unaudited financial statements that there is substantial doubt that we will be able to continue as a going concern without further financing.

The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs for the next fiscal year and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. As of December 31, 2019, the Company has a net loss of $440,152, and if the Company is unable to obtain adequate capital, it could be forced to cease operations.

Future Financings.

We will continue to rely on equity sales of the Company’s common shares in order to continue to fund business operations. Issuances of additional shares will result in dilution to existing shareholders. There is no assurance that the Company will achieve any additional sales of the equity securities or arrange for debt or other financing to fund our business plan of selling our CBD and Medical / Dental Products.

Since inception, we have financed our cash flow requirements through issuance of common stock and loans to third parties. As we expand our activities, we may, and most likely will, continue to experience net negative cash flows from operations, pending receipt of revenues. Additionally, we anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital. In the future we will need to generate sufficient revenues from sales in order to eliminate or reduce the need to sell additional stock or obtain additional loans. There can be no assurance we will be successful in raising the necessary funds to execute our business plan.

We anticipate that we will incur operating losses in the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth.

To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually develop and upgrade our business model and website, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition, and results of operations.

Critical Accounting Policies.

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Management regularly evaluates the accounting policies and estimates that are used to prepare the financial statements. A complete summary of these policies is included in Note 1 and Note 2 of the Company’s audited financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

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Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Relaxed Ongoing Reporting Requirements

Upon the completion of this Offering, we expect to elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

-not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

-taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

-being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

-being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following June 30.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 1 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due in 90 calendar days after the end of the first six months of the issuer’s fiscal year.

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In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

No Borders, Inc.

Summary

No Borders, Inc., is a holding company with subsidiaries in the cannabis, medical, dental, education, software, and distributive ledger industries. Our primary focuses are on developing organic products such as CBD/Hemp oils, a full line of pet products, recovery pain cream, anxiety sleep supplements, edibles and we are also focusing on our skin line, as well as selling medical / dental equipment and PPE to medical / dental offices as well as government buyers and retail consumers. Our company emphasis is to create sales and marketing initiatives to simultaneously build multiple dominate brands across many different industries, while streamlining the front and back end procedures in those industries. Our subsidiaries will focus on online sales, tradeshows, and distribution channels, in order to sell our products and to market our brands. The customer base is anticipated to be broad and nationwide.

Corporate History

No Borders, Inc., the Company was incorporated on May 28, 1999 in the state of Nevada. On December 13, 2013, the Company purchased Action Sports Media, Inc. which was incorporated under the laws of the state of Nevada. On December 13, 2013, the Company executed an asset purchase agreement with Jason Fierro’s sole proprietorship dba TYME, (“TYME”), a private marketing business. On March 6, 2018, the Company acquired Lannister Holdings, Inc. and renewed its business strategies.

On March 6, 2018, Lannister Holdings, Inc., an Arizona Corporation, acquired control of Ten Million (10,000,000) shares of the Series A Preferred Stock of the Company, representing 100% of the Company’s total issued and outstanding Series A Preferred Stock, from MJ Holdings, Inc., a Florida Corporation, in exchange for $25,000, per the terms of a Stock Purchase Agreement (the “Stock Purchase Agreement”) by and between MJ Holdings, Inc., and Lannister Holdings, Inc.

Effective as of March 6, 2018, the Company assigned and conveyed Action Sports Media, Inc. (d/b/a TYME) (“TYME”) and all its assets and liabilities to Jason Fierro, as per the Agreement of Conveyance, Transfer, and Assignment of Assets and Assumption of Obligations (“Agreement”). As per the Agreement the Company will no longer be responsible for the obligations of TYME. The Company remains in the marketing industry.

On March 7, 2018, Mr. Jason Fierro resigned as the Corporation’s sole Officer and Director. His resignation was not the result of any disagreement with the Corporation on any matter relating to the Corporation’s operations, policies, or practices. His resignation letter was attached as an exhibit as part of a Current Report on Form 8-K that was filed on March 20, 2018, with the Securities and Exchange Commission.

On March 7, 2018, Mr. Joseph Snyder was appointed to the Company’s Board of Directors and as the Company’s President, Chief Executive Officer.

On March 7, 2018, Ms. Cynthia Tanabe, was appointed to the Company’s Board of Directors and as the Company’s Chief Financial Officer, Treasurer, and Secretary.

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On March 7, 2018, Mr. Christopher Brown, was appointed to the Company’s Board of Directors and as the Vice President.

On March 12, 2018, The Company after review and recommendation from the Board, entered into an Agreement for Conversion of Indebtedness into Restricted Common Stock with Lannister Holdings, Inc., pursuant to which it was agreed that $53,107 of outstanding convertible indebtedness (the “Indebtedness”) would be converted to 38,738,000 shares of the Company’s restricted common stock at a price per share of $0.0015 (the “Agreement for Conversion”).

On March 14, 2018, the Company signed the share exchange agreement (“Agreement”) with Lannister Holdings, Inc., a company incorporated under the laws of the State of Arizona (the “Lannister”) and all of the shareholders of Lannister (the “Selling Shareholders”) pursuant to the Agreement by and amongst the Company, Lannister and the Selling Shareholders. The Company acquired 100% of the issued and outstanding securities of Lannister Holdings, Inc. in exchange for the issuance of 20,000,000 shares of the Company’s Restricted Common Stock, par value $0.001 per share.

As a result of the Agreement the Selling Shareholders acquired up to approximately 8% of the voting rights of the Company’s currently issued and outstanding shares of common stock. Upon completion of the Agreement, Lannister Holdings, Inc., became a wholly owned subsidiary of the Company and the Company has acquired the business and operations of Lannister Holdings, Inc.

On March 28, 2018, the Company entered into an amended agreement of conversion (“Conversion Agreement”), with Black Ice Advisors, LLC (the “Holder”) of a note in the principal amount of $62,380 (the “Note”) with an original issuance date of March 24, 2015; whereby, the Holder of the Note agreed to convert the entire note and interest, based on a fifty percent discount to a share price of $0.03 per share, instead of using the Note’s original conversion price of a fifty percent discount to the lowest traded price of the Common Stock over a ten trading day look back period, which would have given the Holder a conversion price of $0.005 per share. Based upon the Conversion Agreement the Company issued 4,982,466 shares to the Holder for the complete extinguishment of that Note.

On April 2, 2018, the Company filed a Certificate of Amendment with the Nevada Secretary of State to decrease its authorized capital of its common stock from One Billion Eight Hundred Eighty-Eight Million (1,888,000,000) shares of common stock to Seven Hundred Fifty Million (750,000,000) shares of Common Stock, par value $0.001 per share. The decrease in Authorized was effective with the Nevada Secretary of State on April 3, 2018, when the Certificate of Amendment was approved. The decrease in Authorized was approved by the Board of Directors and shareholders holding a majority of the total issued and outstanding shares of common stock on March 28, 2018.

On April 2, 2018, the Company filed an amended certificate of designation with the Nevada Secretary of State, designating 10,000,000 shares of the Preferred authorized as Series A Preferred Stock, par value, $0.001. Series A Preferred Stock has the voting rights to cast 100 votes per each share of Series A Preferred Stock outstanding, and the conversion ratio to 1:20 of Series A Preferred Stock to Common stock.

On April 27, 2018, Ms. Cynthia Tanabe resigned as the Corporation’s Chief Financial Officer. Her resignation was not the result of any disagreement with the Corporation on any matter relating to the Corporation’s operations, policies, or practices.

On April 27, 2018, Mr. Michael Handelman was appointed as the Corporation’s Chief Financial Officer.

On June 7, 2018, the Company received the resignation of Kyle Kummerle as a director of the Company. His resignation was not the result of any disagreement with the Corporation on any matter relating to the Corporation’s operations, policies, or practices.

On June 13, 2018, the Company’s Board of Directors created an Advisory Board consisting of twelve possible members. The Corporation believes that the creation of the advisory board will be beneficial to the corporation as it will allow the corporation to more easily attract highly skilled personnel who will be able to help guide the Company’s business strategies.

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On July 20, 2018, the Company signed the share exchange agreement (“Lan Cap Agreement”) with Lannister Capital, Inc., a company incorporated under the laws of the State of Arizona (the “Lannister”) and all of the shareholders of Lannister Capital, Inc. (the “Selling Shareholders”) pursuant to the Lan Cap Agreement by and amongst the Company, Lannister Capital, Inc. and the Selling Shareholders. The Company acquired 100% of the issued and outstanding securities of Lannister Capital, Inc. in exchange for the issuance of 1,500,000 shares of the Company’s Restricted Common Stock, par value $0.05 per share.

On October 30, 2018, No Borders Dental Resources, Inc. (d/b/a MediDent Supplies) was incorporated in the State of Arizona and is an 80% owned subsidiary of No Borders, Inc. No Borders Dental Resources, Inc. (d/b/a MediDent Supplies) markets and sells medical / dental supplies to medical / dental offices through a website and in person marketing programs.

On November 1, 2018, Mr. Michael Handelman’s independent contractor agreement was completed. Therefore, Mr. Handelman effectively resigned as the Corporation’s Chief Financial Officer as of that date. His resignation was not the result of any disagreement with the Corporation on any matter relating to the Corporation’s operations, policies, or practices. On November 1, 2018, Ms. Cynthia Tanabe, our current Treasurer, Secretary and Director was re-appointed as our Chief Financial Officer.

On November 14, 2018, the Company, reached a settlement agreement with MJ Holdings Group, Inc. to convert the MJ Holdings Group, Inc., note in the principal amount of thirty-five thousand dollars ($35,000) plus all accrued interest into two million shares of NBDR common stock at a conversion price of ($0.0175) per share, along with a contractual agreement that No Borders, Inc. will not execute a Reverse Split of its common stock within the next 12 months, thereby, canceling the note. The Company also reached an additional agreement to pay off the MJ Holdings Group, Inc’s eighteen thousand dollar ($18,000) variable conversion note plus all accrued interest for a single cash payment of fifteen thousand dollars ($15,000). These agreements have been fully executed with payment completed.

On November 19, 2018, No Borders Education, Inc. was incorporated in the State of Arizona and is an 80% owned subsidiary of No Borders, Inc. No Borders Education is working to develop online, and event based educational courses with a focus on Professional Continuing Education, Adolescent Software Education & Vertical Specific Curriculum Development.

In December 2018, The Company cancelled its software development contract with Crypto Emporium, Ltd. The Company returned to Crypto Emporium the $5,000 initial payment from Crypto Emporium. The return of the $5,000 initial payment was netted against revenue in the fourth quarter. Company decided to end this contract due to questions regarding the liability risk related to the use and deployment of its blockchain smart contracts in a third-party unregistered fundraising. The Company chose to forego the contract instead of accepting the unknown risks.

On December 27, 2018, No Borders Naturals, Inc. was incorporated in the State of Arizona and is a wholly owned subsidiary of No Borders, Inc. No Borders Naturals develops and sells a line of wellness and cosmetics products that are distributed and sold nationwide.

On January 2, 2019, the Company filed for four trademarks. The four trademarks that the Company filed for are for are RetainerRabbit, a beta test client retention system for the Dental industry, No Borders Labs, a data analytics and software development lab with specialties in digital user engagement and distributed ledger technologies and a trademark as well as designmark for MediDent Supplies, a purveyor of Medical and Dental equipment and supplies.

On January 7, 2019, the Company filed for a trademark for its Aardvark Coding youth focused educational software program.

On January 8, 2019, the Company filed for a designmark for its Aardvark Coding youth focused educational software program. The Company also filed for a trademark for its No Borders Funding brand.

On February 13, 2019, The Company entered into an exclusive Affiliate Program with SYLK USA, Inc., whereby the Company will distribute and sell the SYLK personal lubricant products along with its own health care products. In exchange for the exclusive agreement the Company agreed to issue SYLK one million two hundred thousand shares of its common stock with a cost basis of $0.015 per share.

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On February 27, 2019, the Company filed for a trademark for its No Borders Naturals, natural product brands.

On March 3, 2019, The Company filed for a trademark and designmark for the Company’s use of its GOTCBD? line and logo for the Company’s CBD advertising campaign.

Trading Suspension

On April 6, 2020, the Company received an Order of Suspension of Trading dated April 3, 2020 (the “Order”) from the United States Securities and Exchange Commission (“SEC”). The temporary suspension period is from 9:30 a.m. EDT on April 3, 2020, through 11:59 p.m. EDT on April 20, 2020. The Order refers to questions raised regarding the adequacy and accuracy of publicly available information concerning “NBDR, including, since at least March 11, 2020, among other things, statements about NBDR’s products and business activities related to the COVID-19 pandemic, including NBDR’s COVID19 specimen collection kits, an agreement to bring COVID-19 test kits to the United States, and NBDR’s activities related to the distribution of personal protective equipment. Those concerns relate to statements NBDR made in: (1) social media posts since at least March 11, 2020; (2) press releases since at least March 16, 2020; (3) NBDR’s website since at least March 24, 2020; and (4) submissions to OTC Markets Group, Inc. since at least March 25, 2020.”

In an effort to protect the interests of shareholders, the SEC has issued similar orders and suspensions recently to over two dozen registrants, with concerns over the validity of claims made in connection with the availability of COVID-19 tests and supplies.

The Company, along with its counsel, is cooperating fully with the SEC to substantiate the Company’s recent public announcements and business endeavors, and is addressing any questions and/or concerns raised regarding the accuracy of the assertions made in the Company’s press releases.

Pursuant to Rule 15c2-11 under the Exchange Act, at the termination of the trading suspension, no quotation may be entered unless and until the Company has strictly complied with all provisions of the rule, including the filing of a new Form 15c2-11 with FINRA.

The Company must have a FINRA Member Market Maker file a 15c2-11 with FINRA in order for the Company’s shares to resume trading on the OTC Markets.

As of the date of filing, the trading suspension period expired, and the Company is in the process compiling the information required for its 15c2-11 submission by a FINRA Member Market Maker. The Company anticipates the filing of a new Form 15c2-11 as soon as practicable.

On April 7, 2020, the Company announced that the United States Food & Drug Administration has accepted The Company’s application for Medical Device Importer Registration (“FDA Registration”). This designation allows The Company to import medical devices for commercial sale that have been manufactured by non-US entities. The Company has completed registering with multiple foreign factories since its FDA Registration became active and it is actively engaged with adding manufacturers and exporters to its FDA Registration.

On May 07, 2020, the Company and Winvale, a premier government solutions provider in the United States, entered into a partnership to allow No Borders Dental Resources, Inc. (d/b/a MediDent Supplies), products sales in government markets through Winvale’s General Services Administration (GSA) MAS Contract. (GS-35F-0074S).

Exclusively Hemp Derived CBD Products:

Our No Borders Naturals, Inc. products’ CBD ingredients are derived from hemp. CBD hemp oil is extracted from the cannabis varieties that are naturally abundant in CBD and low in THC (the principal psychoactive constituent (or cannabinoid) of cannabis). A specialized extraction process is used to yield highly concentrated CBD oil that also contains other potentially nutritious materials such as omega-3 fatty acids, terpenes (a class of organic compounds which when modified are used in a variety of medicines and alternative medicines such as aromatherapy), vitamins, chlorophyll, and amino acids. Our products have no THC and are parasite-free.

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Our hemp-derived CBD is distinguishable from CBD derived from marijuana. Our Hemp-derived CBD products contain not more than 0.3 percent of THC. Marijuana is regulated under the Controlled Substances Act. We do not believe that our hemp-derived CBD products are regulated under the Controlled Substances Act, but under the Agricultural Act of 2018, known as the “Farm Bill”.

The 2018 Farm Bill allows for the interstate sale and transfer of hemp-derived products for commercial or other purposes. It also puts no restrictions on the sale, transport, or possession of hemp-derived products, so long as those items are produced in a manner consistent with the law. The Farm Bill ensures that any cannabinoid—components of CBD —that is derived from hemp will be legal, if that hemp is produced in a manner consistent with the Farm Bill, associated federal regulations, associated state regulations, and by a licensed grower as defined in the Farm Bill.

To date, we have completed our concepts and require funds to continue the development and marketing of our products. As of the date of this Offering Circular, the registrant has material operations and has generated revenues.

BUSINESS

The following description of our business contains forward-looking statements relating to future events or our future financial or operating performance that involve risks and uncertainties, as set forth above under “Special Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors described in the Annual Report, including those set forth above in the Special Cautionary Note Regarding Forward-Looking Statements or under the heading “Risk Factors” or elsewhere in this Offering Circular.

Our Business Overview

The Company operates five subsidiaries, No Borders Naturals, Inc., a wholly owned subsidiary, No Borders Dental, Inc.(d/b/a MediDent Supplies), an eighty (80%) percent owned subsidiary, No Borders Education, Inc., an eighty (80%) subsidiary, No Borders Labs, Inc., and No Borders Funding, Inc. both of which are wholly owned subsidiaries.

No Borders, Inc. is a multifaceted brand development and marketing business focusing on impacting verticals with cutting edge software through product development, deployment, branding, program management, social media strategy and business consulting. The Company, through its various subsidiaries and partnerships, aims to grow revenues and value growth by developing, acquiring, and delivering technology enabled solutions and physical products to clients in the USA and around the globe. No Borders, Inc. is a Registered FDA Medical Device Importer.

The company focuses on deploying marketing, consulting, e-commerce, technology development and software products in verticals whose existing market participants are behind the curve of technological adoption, creating outsized disruption and profitability opportunities.

Because of its lean functioning, remote work operating model, No Borders, Inc. and its subsidiaries can provide its teams with the freedom and tools to mindfully and creatively solve problems, ideate, create, test and deploy in-vertical solutions quickly within an agile system. It can then deliver impactful products and solutions to market quickly and efficiently. No Borders, Inc., strives to transform targeted industries from the inside out by partnering with or acquiring existing technical and non-technical business operations in those verticals.

We currently deploy product offerings in multiple verticals and markets simultaneously. Dedicated to disrupting business verticals that are behind the curve of technological adoption, No Borders, Inc., strategically deploys resources to acquire, launch and scale product and service offerings in verticals which the company believes outsized returns can be realized by deploying the company’s expertise aggressively. Current products include Healthcare Equipment, Dental Supplies, Medical Supplies, Dental Equipment, Wellness Cosmetics, Hemp Products, Animal Wellness Products, Digital Education Products, Software Products, Data Analytics & Digital Transformation Consulting. Current and future markets include American consumers with active lifestyles, persons who have pets, medical and dental professionals, students with a STEM focus, and businesses which desire a technological, data-based edge in their respective spaces.

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Our Subsidiaries

No Borders Naturals

No Borders Naturals, Inc., is a purveyor of health and wellness cannabinoid (Hemp CBD) infused products for active consumers and their pets. With a discerning eye on quality, bioavailability and natural wellness, No Borders Naturals aims to be an industry leader in alternative wellness product offerings.

No Borders Dental (d/b/a MediDent Supplies)

No Borders Dental, Inc., dba MediDent Supplies, sells medical / dental products in some of the most attractive segments of the medical / dental products industry, including x-rays, cleaning products, sanitizers, operating packages, personal protection equipment, face masks and many more items. We sell and market one of the most comprehensive portfolios of medical supplies providing high quality products to medical / dental professionals, first responders, government agencies and consumers around the globe. Our medical consumables, and equipment choices that we offer to consumers and professionals cover a wide array of needs. As a medical products company, we also sell viral testing supplies to qualified purchasers. MediDent Supplies has products actively listed on its partner Winvale’s GSA Schedule with the US Federal Government in order to provide PPE to the agencies and responders in the Federal Government ecosystem.

No Borders Labs

No Borders Labs, Inc. is responsible for deploying all of the technologies, systems, data acquisition, analytics, digital engagement, and digital properties of the No Borders family of companies. Committed to pushing the edge of real-world technological deployment No Borders Labs is an integral part of the Company’s mission to disrupt vertical’s whose market participants are behind the curve of technological adoption or deployment. As a consultative and flexible software and data division No Borders Labs continues to review opportunities, projects & deals around software development, blockchain smart systems with an eye on strategic partnerships, acquisitions of SAAS products and full stack development.

No Borders Education

No Borders Education is working to develop online, and event based educational courses with a focus on Professional Continuing Education, Adolescent Software Education & Vertical Specific Curriculum Development.

We plan on continually and proactively adapting our curriculum to the needs of the market, including emphasizing the core STEM (science, technology, engineering, and math) and business disciplines. We believe the STEM and business disciplines present attractive areas of study to students, especially in the areas of home schooling and remote education where there exists a strong and ongoing focus to find quality education programs and retain professionally certifications.

No Borders Funding

No Borders Funding, Inc., currently provides the No Borders, Inc. family of companies with the capital that they need as well as working on utilizing smart contracts based on distributive ledger technology.

No Borders Naturals Products

Our No Borders Naturals products contain CBD ingredients that are derived from hemp. CBD hemp oil is extracted from the cannabis varieties that are naturally abundant in CBD and low in THC (the principal psychoactive constituent (or cannabinoid) of cannabis). A specialized extraction process is used to yield highly concentrated CBD oil that also contains other potentially nutritious materials such as omega-3 fatty acids, terpenes (a class of organic compounds which when modified are used in a variety of medicines and alternative medicines such as aromatherapy), vitamins, chlorophyll, and amino acids. Our products have no THC and are parasite-free.

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Our primary focus is on distributing organic products such as CBD hemp oil herbal drops, CBD Gummies, CBD pet treats, CBD pet drops, and CBD hemp rub.

We have been reviewing all of our marketing and other efforts to ensure that it is clear that no claims of any medical or health benefit be made by us or anyone representing us with regard to any of our products. These products are not pre-approved by the FDA or any other regulatory agency. We do not make any claims not covered by actual research. However, users rely on statements made on social media by many users of similar products. We have no association with any of the individuals posting about these types of products on social media.

No Borders Dental Products

We sell a wide range of Medical products. Our MediDent Supplies brand is responsible for the worldwide, sale and distribution of medical/dental equipment, PPE, and products. These products include cleaning devices, laboratory products, operating packages, sterilization systems, personal protection equipment, sanitizers, Face masks, imaging systems, and x-ray systems. We believe that by providing a large multi-category of these types of products we will have more desirable product portfolios and can gain meaningful competitive advantage over our peers as larger customers increasingly seek package deals, and digital dentistry adoption creates links between different products in the dental practitioners’ offices.

No Borders Education Products

As school districts evolve and look for digital solutions in their classrooms, we believe that our planned products will have applicability across a broader range of schools. We are continuing to plan and develop new courses and materials aimed at engaging a broad spectrum of learners with potential applicability from virtual classrooms to brick-and-mortar schools.

The goal of our products is to assist students, schools, teachers, and districts in implementing individualized education programs to better serve students. This can take a variety of forms including turnkey solutions, partnerships, vendor relationships, enterprise licenses, and purchases of curriculum and services.

Marketing

No Borders Naturals

The target market for our products is individuals who hear or read about the CBD market principally through social media. There is a demand for the type of product that we sell that has been created and is in place. We make no claims about the products in terms of what benefits they might or might not provide. Users of the products get their information from social media or other similar sources. We do not make any claims about any product other than indicating each product’s components. Our initial sales have been done, online on our website, at trade shows or by word of mouth with contacts of our officers as well as a few made by telephone call-in orders. Sales have been made on a credit card or cash basis. Customers use CBD products for a variety of reasons. They hear about them from friends and read about them on social media and other Internet sites.

Despite popular beliefs about CBD products, we do not make any statements that are not supported by published scientific research, so we do not use the term “dietary supplement” which describes a broad and diverse category of products that a person can eat or drink to support good health and supplement the diet. The FDA has issued letters to some makers of CBD products about the use of the term “dietary supplement.” Although we are not aware of a Company that distributes products similar to ours receiving any warning letters, we have chosen not to use the term “dietary supplement.”

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No Borders Dental Resources, Inc. (D/B/A MediDent Supplies)

The Company sells products on its website, direct to government or institutional clients and through third party sales platforms such as Amazon.com. We continue to make sure that we treat and put our customers as our number one priority, making sure that the products are priced well and that they are delivered in an expedient and reliable manner. In order to achieve this goal, the Company focuses on four key operating principles:

•Approach customers as one: Put the customer at the center of how MediDent Supplies is organized. The Company is creating one integrated approach to customer service, direct and indirect selling, and product education to strengthen the relationship with the customer and better serve their needs.

•Assume greater responsibility for MediDent Supplies’ demand creation: To better engage, onboard and support large order customers and end-user customers with world class service, competitive pricing and wonderful product lines, the Company plans on continuing its work to develop and deploy lean operating systems throughout the organization, with a view to improving returns on sales and marketing investments.

•Ensure that innovation is substantial and supported: MediDent Supplies utilizes the systems and technologies provided by No Borders Labs, Inc. to support the No Borders, Inc. mission; “To Disrupt verticals whose business models are behind the curve of technological adoption through superior deployment of technologies, systems and resources.” MediDent Supplies continually strives to be at the leading edge of technological deployment in its business operations and as the Company focuses on bringing MediDent Supplies branded medical and dental equipment to market that spotlight on technology is front and center.

•Take advantage of scale: The Company is focused on integrating its medical/dental product portfolios to unlock operational efficiencies, including performance improvements in procurement, logistics, support staff, sales operations, and marketing programs. In addition, MediDent Supplies will take significant measures to streamline the business with a focus on lowering Customer Acquisition Costs (CAC) while increasing Annual Revenue Per User/Customer (ARPUC) and Lifetime Customer Value (LCV) with a lean operations ideology. In combination, these initiatives will improve organizational efficiency and better leverage the Company’s selling, general and administrative infrastructure.

The U.S. represents a significant portion of the global medical and dental products industry, we are focused on building significant scale in high-growth U.S. markets. Prevalence and penetration of medical and dental treatments is largely tied to socio-economic factors such as availability and affordability of care. Due to the current demand and the growth of the healthcare industry we expect there to be an increase in consumer disposable income in high-growth markets, as well as advancements in technological innovation that reduces complexity, cost and increases efficiency, that will help drive demand for replacements of existing equipment as well as equipment demands from new medical and dental facilities in the U.S. market.

Sales and Distribution

No Borders Naturals

We currently sell products through our website, at tradeshows and through our Wholesale Program to retailers around the U.S. Customers can use credit cards for direct purchases from us. We are working to increase our sales using different sales techniques and optimizing our website. Customers who purchase a certain amount of our products receive free shipping and handling on their purchases. We cannot predict the likelihood of success in using these techniques.

No Borders Dental

Typical customers and end-users of our products include general dentists, dental specialists, orthodontists, dental hygienists, dental laboratories, and other oral health professionals, as well as educational, medical, and governmental entities and third-party distributors. These customers choose medical and dental products based on the factors described under the section entitled “Business—Competition.”

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While a portion of our sales are derived from distributors, most of our marketing and advertising activities are directed towards the end-users of our products (e.g., doctors, dentists, hygienists and other health professionals, DSOs, laboratories, governments, first responders, and civilians).

Competition

No Borders Naturals

The CBD industry is relatively new and growing. Some of our most likely competitors are Receptra Naturals, NuLeaf Naturals, Sagely Naturals, Joy Organics, CBDfx, and Purity Petibles. Many of these companies have greater resources and market recognition than do we. There is also a possibility of a larger company trying to acquire many of the smaller companies in the industry, especially if regulatory uncertainties become less. We plan on competing using specific products that we believe meet customer demands and sell them at prices that are very reasonable in relation to other products in the marketplace. We cannot predict the likelihood of succeeding in these efforts, however.

No Borders Dental

The Company will continue to pursue opportunities to expand the Company’s product offerings, technologies and sales and service infrastructure through partnerships and acquisitions. Some of our likely competitors are Practicon, All Heart, Vitality Medical, Chase Dental, Amazon, and Darby Dental. Although the professional medical / dental and the consumable/durable medical device markets in which the Company operates have experienced consolidation, they remain fragmented. Management believes that there will continue to be adequate opportunities to participate in the industry for the foreseeable future.

Our medical/dental supplies and PPE business operates in highly competitive markets, our competitive position cannot be determined accurately in the aggregate or by segment, since none of our competitors offer all of the same product and service lines and serve all of the same markets as we do. Because of the range of the products we sell and the variety of markets we serve, we encounter a wide variety of competitors, including well-established regional competitors, competitors who are more specialized than we are in particular markets, as well as larger companies or divisions of larger companies with substantial sales, marketing, research and financial capabilities. We face increased competition in a number of our served markets as a result of the entry of competitors based in lower cost of operating locations and increasing consolidation in particular markets. Key competitive factors vary among our businesses and product and service lines, but include the specific factors noted above with respect to each segment and typically also include price, quality, performance, delivery speed, applications expertise, distribution channel access, service and support, technology and innovation, breadth of product, service and software offerings and brand name recognition. For a discussion of risks related to competition, please refer to the section entitled “Risk Factors—Risks Related to Our Businesses.”

No Borders Labs

While there are many competitors in the software development, blockchain smart contract development and data analytics spaces our competitive position cannot be determined accurately in the aggregate or by segment, since none of our competitors offer all of the same product and service lines and serve all of the same markets as we plan on. Some companies that offer some of the similar services that we plan on offering are Chainalysis, Tradle, and Blockverify. Because of the range of the products we sell and the variety of markets we serve, we will encounter a wide variety of competitors, including well-established regional competitors, competitors who are more specialized than we are in particular markets, as well as larger companies or divisions of larger companies with substantial sales, marketing, research and financial capabilities.

No Borders Education

As a general matter, we will face varying degrees of competition from a variety of education companies because the scope of our planned educational offerings and the customers we plan on serving will encompass many separate and distinct segments of the education business. We will compete primarily with companies that provide online curriculum and school support services to K-12 virtual schools and school districts, including those with a career orientation. These companies include Pearson PLC (Connections Academy and Advanced Academics), Lincoln Learning Solutions, StrongMind, Pansophic Learning, Inspire Charter Schools, and Charter Schools USA, among others. We also face competition from digital and print curriculum developers. The digital curriculum providers include Apex Learning Inc., Curriculum Associates, Achieve 3000, Weld North LLC, Edmentum Inc., Renaissance Learning, Inc., Rosetta Stone Inc., and traditional textbook publishers such as Houghton Mifflin Harcourt and McGraw Hill. Other competing digital curriculum providers, including Khan Academy, Duolingo, IXL Learning, Inc. and LearnZillion, Inc., offer a different pricing model which provides curriculum at a lower cost (sometimes free) but may charge for additional products or services. We also compete with institutions such as The Laurel Springs School (Nobel Learning Communities, Inc.) and Penn Foster Inc. for online private pay school students. Additionally, we compete with state-administered online programs.

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Suppliers

No Borders Naturals

Products are all made by independent vendors, with third party lab tests for each individual product batch uploaded to the No Borders Naturals website. We purchase our products from select vendors. All ingredients are purchased by the vendors. All products are tested by these vendors to ensure no presence of THC. The vendors primarily package and label the items being delivered to us. We have not experienced nor are we aware of any shortages of supplies available.

Our vendors have represented to us that their manufacturing facilities follow FDA required guidelines and regulations stated in FDA 21 CFR PART 111 and are NSF GMP certified and registered with the FDA accordingly

No Borders Dental (d/b/a MediDent Supplies)

Products are all made by leading medical and dental vendors/suppliers. We purchase our products from select manufacturers and vendors under various forms of agreement including but not limited to, reseller, wholesaler, specific segments reseller, limited geography, digital or non-digital exclusive, private label, distributor. All of the products that we sell are approved by their respective regulatory agencies. MediDent Supplies actively pursues additional products and product lines to provide our customers with the highest quality, lowest priced equipment and supplies for their practice.

No Borders Labs

Provided software, digital products and websites with systems, technologies, and platforms from multiple suppliers. While there are no physical products to deliver, No Borders Labs may create, acquire, or resell digital products and services which requires suppliers for hosting, data management, platform maintenance and more.

No Borders Education

Has no current supplier relationships. Suppliers of various events centric necessities such as conference space, lodging, apparel, catering etc. are likely in the near future.

No Borders Funding

Has no current supplier relationships.

The Cannabis Industry

By all measures, the market for hemp and cannabis, and for products based on extracts of hemp and cannabis, is expected to grow substantially over the coming years. Arcview Market Research and BDS Analytics are forecasting the combined market to reach nearly $45 billion within the U.S. in the year 2024. While much of this market is expected to be comprised of high potency THC-based products that will be sold in licensed dispensaries, the research firms are still predicting the market to grow to $5.3 billion, $12.6 billion, and $22 billion by 2024 for the product areas of low THC cannabinoids, THC-free Cannabinoids and pharmaceutical cannabinoids, respectively.

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The cannabis industry continues to exceed other industries’ growth rates and retain the title of the “fastest-growing industry in the U.S.” as the Huffington Post reported in 2015.

While the industry is growing rapidly, the cannabis industry faces some major obstacles that challenge its growth and profitability. First, the cultivation of cannabis is a very capital-intensive enterprise. Many cannabis entrepreneurs do not have access to the capital required to build the infrastructure required to meet growing demand and sales projections. Traditional sources of financing, such as banks, are not available currently to cannabis producers and retailers. Secondly, there is a significant shortage of knowledge related to virtually all areas of the cannabis business. When new states are added to the list of regulated cannabis markets, there will be a scarcity of experience and expertise to serve the needs of growers and retailers in these states.

Medical / Dental Supply Industry Overview

We believe the global medical and dental equipment and supplies industry is an attractive and growing sector within healthcare, due to the variety of in vertical specialties, the lack of competent technological utilization by existing market participants and the multitude of products. Because the U.S. represents a significant portion of the global medical and dental products market, we have also been focused on establishing Intellectual Property in the form of Trademark for MediDent Supplies brand with an aim to directly import equipment and supplies under the MediDent Supplies name.

According to Globalview research, the global dental equipment market size was valued at USD 7.66 billion in 2018 and is projected to expand at a CAGR 4.5% during the forecast period. The global dental equipment market is expected to grow to 8.45 billion by 2020 according to Grandview research. The growth can be attributed to key factors such as rising demand for dental procedures, prevalence of dental disorders, and rise in medical tourism activities pertaining to these procedures. Furthermore, rising geriatric population and demand for preventive, restorative, and surgical services for dental care is likely to boost the growth.

Our Medical / Dental equipment includes personal protective equipment, radiology equipment, x-rays, operating systems, laboratory machines, infrared thermometers, face masks, and other equipment. We also sell viral testing supplies to qualified purchasers. PPE is a highly sought-after segment in the current market, and hence are in current high demand.

Systems & parts were the largest product segment in medical equipment verticals in 2013, accounting for USD 2.2 Billion in revenue out of the overall market in 2013. High usage rates supported by increasing procedure volumes, is a key factor attributing to the segment’s growth.

Online Education Industry Overview

According to the OECD, from 2003 to 2012, the number of students enrolled in private institutions grew from approximately 26% to approximately 30% of total enrollments within OECD countries. For example, Brazil and Chile rely heavily upon private institutions to deliver quality higher education to students, with approximately 71% and approximately 84%, respectively, of higher education students in these countries enrolled in private institutions in 2012.

The decrease in government funding to public higher education institutions in recent years has served to spur the growth of private institutions, as tuitions have been increasingly funded by private sources. On average, OECD countries experienced a decrease in public funding from approximately 75% of total funding in 2000 to approximately 69% in 2011. For example, Mexico experienced a decrease in public funding as a percentage of total funding of approximately 12% during the same period. We believe these trends have increased demand for competitive private institutions as public institutions are unable to meet the demand of students and families around the world, especially in developing markets.

Through greater accessibility to higher education through online and hybrid offerings the education industry has experienced major changes over the last fifteen years. Improving Internet broadband infrastructure and new instruction methodologies designed for the online medium have driven increased acceptance of the online modality globally. According to a survey of over 2,800 responses from chief academic officers and other officials at U.S. universities conducted by the Babson Survey Research Group, approximately 74% of academic leaders rated online learning outcomes as the same or superior to classroom learning in 2014, up from approximately 57% in 2003. GSV estimates that the online higher education market will grow by a CAGR of approximately 25%, from $49 billion in 2012 to $149 billion in 2017. Additionally, new online and hybrid education offerings have enabled the cost-effective delivery of higher education, while improving overall affordability and accessibility for students. We believe that increasing student demand, coupled with growing employer and regulatory acceptance of degrees obtained through online and hybrid modalities, will continue to drive significant growth in the online and hybrid higher education market globally.

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Regulation

We face extensive government regulation both within and outside the U.S. relating to the development, manufacture, marketing, sale and distribution of our products, software, and services. The following sections describe certain significant regulations that we are subject to. These are not the only regulations that our businesses must comply with. For a description of risks related to the regulations that our businesses are subject to, please refer to the section entitled “Risk Factors—Risks Related to Our Businesses.”

Our operations are potentially subject to a complex web of Federal and state regulations that are evolving at a rapid rate. The USDA and FDA may change rules or enforcement proceedings at any time. We do not believe that current rules and enforcement have a significant potential impact because we only use Hemp Derived CBD which is Federally legal. As the legal landscape and understanding about the differences in hemp derived cannabinoids unfolds, it will be increasingly important to distinguish “cannabis” & “THC” (with noted varying degrees of psychotropic effects and deficits in executive function) from CBD. Our products and messaging is very clear and precise in announcing those differences and we make no claims of an “cures” or “specific ailment” remedies. No Borders Naturals strives to be an aggressive leader in transparency, quality, and professionalism in the U.S. CBD industry.

The principal uncertainties are whether regulators will, at any time, attempt to treat CBD products similarly to THC products.

Some states are considering various taxation of cannabis-related products. These considerations seem to range from routine sales taxes to taxes similar to those imposed on tobacco products. It is unclear whether products containing Hemp Derived CBD would fall under these tax plans if and when they are imposed.

IRS section 280E prevents cannabis companies from deducting expenses from their income, except for those considered cost of goods sold. No deduction or credit is allowed for any amount paid or incurred during the taxable year in carrying on any trade or business if such trade or business (or the activities which comprise such trade or business) consists of trafficking in controlled substances (within the meaning of schedule I and II of the Controlled Substances Act) which is prohibited by Federal law or the law of any State in which such trade or business is conducted. If this section is enforced against the Company even though its products contain no THC or other illegal substance, it could create serious operating and cash flow problems in the future.

Federal Government Regulations

In 2014, the distinction between the use of Cannabis Sativa L. for medical, recreational, and industrial purposes was made via Section 7606 of the Agricultural Act of 2014, which cleared a legal path for industrial hemp to be grown in three limited circumstances, 1) by researchers at an institute of higher education, 2) by state departments of agriculture, or 3) by farmers participating in a research program permitted and overseen by a state department of agriculture.

In 2016 the DEA, U.S. Department of Agriculture, and the Food and Drug Administration (FDA) issued a joint statement detailing the guidelines for growth of industrial hemp as part of state-sanctioned research programs. Those guidelines state that hemp can only be sold in states with pilot programs, plants and seeds can only cross state lines as part of permitted state research programs, and seeds can only be imported by individuals registered with the DEA.

We believe the recent passage of the 2018 Farm Bill will allow the Company to expand its marketplace opportunities. On December 20, 2018, President Donald J. Trump signed into law the Agriculture Improvement Act of 2018, otherwise known as the “Farm Bill”. Prior to its passage, hemp, a member of the cannabis family, and hemp-derived CBD were classified as a Schedule I controlled substances, and so illegal under the CSA. With the passage of the Farm Bill, hemp cultivation is broadly permitted. The Farm Bill explicitly allows the transfer of hemp-derived products across state lines for commercial or other purposes. It also puts no restrictions on the sale, transport, or possession of hemp-derived products, so long as those items are produced in a manner consistent with the law.

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Under Section 10113 of the Farm Bill, hemp cannot contain more than 0.3 percent THC. THC refers to the chemical compound found in cannabis that produces the psychoactive “high” associated with cannabis. Any cannabis plant that contains more than 0.3 percent THC would be considered non-hemp cannabis—or marijuana—under federal law and would thus face no legal protection under this new legislation and would be an illegal Schedule 1 drug under the CSA.

Additionally, there will be significant, shared state-federal regulatory power over hemp cultivation and production. Under Section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of the United States Department of Agriculture (hereafter referred to as the “USDA”). A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, USDA will construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally run program. This system of shared regulatory programming is similar to options states had in other policy areas such as health insurance marketplaces under the Affordable Care Act, or workplace safety plans under Occupational Health and Safety Act—both of which had federally-run systems for states opting not to set up their own systems.

The Farm Bill outlines actions that are considered violations of federal hemp law (including such activities as cultivating without a license or producing cannabis with more than 0.3% THC). The Farm Bill details possible punishments for such violations, pathways for violators to become compliant, and even which activities qualify as felonies under the law, such as repeated offenses.

One of the goals of the previous 2014 Farm Bill was to generate and protect research into hemp. The 2018 Farm Bill continues this effort. Section 7605 re-extends the protections for hemp research and the conditions under which such research can and should be conducted. Further, section 7501 of the Farm Bill extends hemp research by including hemp under the Critical Agricultural Materials Act. This provision recognizes the importance, diversity, and opportunity of the plant and the products that can be derived from it, but also recognizes that there is still a lot to learn about hemp and its products from commercial and market perspectives.

FDA Regulation of Hemp Extracts

The United States Food & Drug Administration (“FDA”) is generally responsible for protecting the public health by ensuring the safety, efficacy, and security of (1) prescription and over the counter drugs; (2) biologics including vaccines, blood & blood products, and cellular and gene therapies; (3) foodstuffs including dietary supplements, bottled water, and baby formula; and, (4) medical devices including heart pacemakers, surgical implants, prosthetics, and dental devices.

Regarding its regulation of drugs, the FDA process requires a review that begins with the filing of an investigational new drug (IND) application, with follow on clinical studies and clinical trials that the FDA uses to determine whether a drug is safe and effective, and therefore subject to approval for human use by the FDA.

Aside from the FDA’s mandate to regulate drugs, the FDA also regulates dietary supplement products and dietary ingredients under the Dietary Supplement Health and Education Act of 1994. This law prohibits manufacturers and distributors of dietary supplements and dietary ingredients from marketing products that are adulterated or misbranded. This means that these firms are responsible for evaluating the safety and labeling of their products before marketing to ensure that they meet all the requirements of the law and FDA regulations, including, but not limited to the following labeling requirements: (1) identifying the supplement; (2) nutrition labeling; (3) ingredient labeling; (4) claims; and, (5) daily use information.

The FDA has not approved cannabis, marijuana, hemp, or derivatives as a safe and effective drug for any indication. As of the date of this filing, we have not, and do not intend to file an IND with the FDA, concerning any of our products that contain CBD derived from industrial hemp or cannabis delivered in the State of Arizona. Further, our products containing CBD derived from industrial hemp are not marketed or sold using claims that their use is safe and effective treatment for any medical condition subject to the FDA’s jurisdiction.

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The FDA has concluded that products containing cannabis or industrial hemp derived CBD are excluded from the dietary supplement definition under sections 201(ff)(3)(B)(i) and (ii) of the U.S. Food, Drug & Cosmetic Act, respectively. The FDA’s position is that products containing cannabis, CBD or derivatives are Schedule 1 drugs under the Controlled Substances Act, and so are illegal. Our products containing CBD derived from industrial hemp or cannabis delivered in other States are not marketed or sold as dietary supplements. However, at some indeterminate future time, the FDA may choose to change its position concerning generally cannabis and products containing hemp derived CBD and may choose to enact regulations that are applicable to such products. In this event, our industrial hemp-based products containing CBD and cannabis may be subject to regulation (See Risk Factors).

State Regulation

There are six states where CBD is completely illegal because all forms of cannabis are illegal in those states: Idaho, South Dakota, West Virginia, Nebraska, Kansas, and Indiana. In all of the 28 states with medical marijuana laws in place, the use of CBD is also protected by those laws. If you live in one of these states, you can use CBD with confidence.

For the remaining states:

CBD is legal under specific conditions (usually specific medical conditions like intractable epilepsy and with a prescription) in the remaining 16 states: Alabama, Delaware, Florida, Georgia, Iowa, Kentucky, Mississippi, Missouri, North Carolina, Oklahoma, South Carolina, Tennessee, Texas, Utah, Virginia, and Wisconsin.

If you live in one of these 16 states, you should check for the most current law on CBD with your local government. ProCon.org offers a suitable place to start. Find your state and work from there. The National Cannabis Industry Association also provides an excellent chart of the United States which is updated frequently.

U.S. Education Regulation

Our proposed educational programs in the United States are subject to extensive regulation by the DOE, accrediting agencies, and state educational agencies. The regulations, standards and policies of these agencies cover substantially all of our potential U.S. operations, including, educational programs, facilities, instructional and administrative staff, administrative procedures, marketing, recruiting, finances, results of operations and financial condition.

Once we start operations, we will be subject to regulation by and laws of each of the states in which we operate. The state laws and regulations that impact our business are primarily those that authorize or restrict our ability to operate these types of schools, the applicable funding mechanisms for the schools and the increasing number of states with their own, unique privacy laws. To the extent these schools receive federal funds, such as through a grant program or financial support dedicated for the education of low-income families, these schools also become subject to additional federal regulation.

State Laws Authorizing or Restricting Virtual Schools. The authority to operate a virtual school is dependent on the laws and regulations of each state. Laws and regulations vary significantly from one state to the next and are constantly evolving. In states that have implemented specific legislation to support virtual schools, the schools are able to operate under these statutes. Other states provide for virtual schools under existing public charter school legislation or provide that school districts and/or state education agencies may authorize them. Some states do not currently have legislation that provides for virtual schools or have requirements that effectively prohibit such schools and, as a result, may require new legislation before virtual schools can open in the state.

Obtaining new legislation in the remaining states where we do not have virtual schools can be a protracted and uncertain process. When determining whether to pursue expansion into new states in which the laws are ambiguous, we research the relevant legislation and policy climate and then make an assessment of the perceived likelihood of success before deciding to commit resources. Specifically, we take into account numerous factors including, but not limited to, the regulations of the state educational authorities, whether the overall policy environment is amenable to school choice, whether current funding levels for virtual schools enrollments are adequate and accessible, and the presence of non-profit and for profit competitors in the state.

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Federal Laws Applicable to Virtual Public Schools

Some of the primary federal laws are directly applicable to the day-to-day provision of educational services we provide to virtual schools:

Every Student Succeeds Act (“ESSA”). The ESSA, which took effect on August 2, 2016 and is authorized through 2020, represents a major change in federal education law by shifting much of education policy decision making back to the states and by providing most funding through block grants. Of particular significance to the Company is that the states have the discretion to develop and design their own accountability systems within a broad federal framework. In addition, states have been given the authority to adopt different types of annual accountability plans for school performance, including proficiency and growth standards for all students and subgroups. The ESSA makes clear that the U.S. Department of Education has a more limited role to impose federal mandates, direction or control over the authority given to the states. Finally, there are provisions that provide significant grants to support the start-up of new charter schools with priority to states that serve at-risk students through dropout prevention and recovery and other grants to support language instruction for ELLs and immigrant students.

Individuals with Disabilities Education Act (“IDEA”). The IDEA is implemented through regulations governing every aspect of the special education of a child with one or more specific disabilities that fit within any of the disability categories listed in the Act. The IDEA created a responsibility on the part of a school to identify students who may qualify under the IDEA and to perform periodic assessments to determine the students’ needs for services. A student who qualifies for services under the IDEA must have in place an individual education plan, which must be updated at least annually, created by a team consisting of school personnel, the student, and the parent. This plan must be implemented in a setting where the child with a disability is educated with non-disabled peers to the maximum extent appropriate. The Act provides the student and parents with numerous due process rights relating to the student’s program and education, including the right to seek mediation of disputes and make complaints to the state education agency. Virtual public schools are required to comply with certain requirements in the Act concerning teacher certification and training. A virtual public school could be required to provide additional staff, related services, supplemental aids and services or a private school option at our own cost to comply with the requirement to provide a free appropriate public education to each child covered under the IDEA. If the virtual school fails to meet this requirement, the virtual public school could lose federal funding and could be liable for compensatory educational services, reimbursement to the parent for educational service the parent provided and payment of the parent’s attorney’s fees.

Environmental Laws and Regulations

Our operations and properties are subject to laws and regulations relating to environmental protection, including those governing air emissions, water discharges and waste management, and workplace health and safety. In addition, certain of our products are regulated by the U.S. Environmental Protection Agency and comparable state regulatory agencies. For a discussion of risks related to compliance with environmental and health and safety laws and risks related to past or future releases of, or exposures to, hazardous substances, please refer to the section entitled “Risk Factors—Risks Related to Our Businesses.”

Seasonality

We do not expect any seasonality in our business.

Property

Our mailing address is 18716 E. Old Beau Trail, Queen Creek, Arizona, 85142. Our telephone number is (760) 582-5115.

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On May 19, 2020, the Company entered into a Standard Commercial-Industrial Gross Lease with the PECOS Commerce Center (“Lease”). The Lease is for a 4,176 square foot warehouse / office space located at 7931 East Pecos Road, Suite 156, Mesa, Arizona, 85212. The Lease is for a period of two (2) years, commencing June 1, 2020 at the monthly rental rate of $3,674.88 per month.

Employees

Other than our Officers and Directors we have four full-time or part-time employees of our business or operations who are employed at will by No Borders, Inc. We anticipate adding additional employees in the next 12 months, as needed. We do not feel that we would have any unmanageable difficulty in locating needed staff in large part because of our Remote Work corporate structure that allows for location and time flexibility.

Intellectual Property

We may rely on a combination of patent, trademark, copyright, and trade secret laws in the United States as well as confidentiality procedures and contractual provisions to protect our proprietary technology, databases, and our brand.

We have a policy of requiring key employees and consultants to execute confidentiality agreements upon the commencement of an employment or consulting relationship with us. Our employee agreements also require relevant employees to assign to us all rights to any inventions made or conceived during their employment with us. In addition, we have a policy of requiring individuals and entities with which we discuss potential business relationships to sign non-disclosure agreements. Our agreements with clients include confidentiality and non-disclosure provisions.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

MANAGEMENT

The following table sets forth information regarding our executive officers, directors, and significant employees, including their ages as of December 31, 2019:

As of December 31, 2019, the No Borders, Inc. had two full-time employees, and no part-time employees.

The directors and executive officers of the Company as of December 31, 2019 are as follows:

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Name	Position	Age	Date of Appointment	Approx. Hours Per Week
Joseph Snyder	President, CEO and Director	37	March 7, 2018	65
Cynthia Tanabe	Treasurer, CFO, Secretary, Director	56	March 7, 2018	50
Christopher Brown	Director	33	March 7, 2018	50

Joseph Snyder, Age 37: Mr. Snyder, our President, CEO and Director, began his career with the learning of sales and team management techniques. Joseph is currently CEO of No Borders, Inc. and has been the CEO of a digital development operations and strategy consulting firm, for the three years before 2018. Prior to that Joseph was the CEO of an insurance agency from 2006 until 2015. Mr. Snyder now has eighteen years of sales, team management, risk management, financial services, investment, mergers, and acquisitions as well as philanthropic experience. He has built multiple private companies from incorporation to millions in revenue and value over his career, he has also acquired national multi-million-dollar books of business and exited multiple projects and businesses throughout his career and has served as a County Commissioner on the Human Relations Committee in Kern County, California. Due to his encompassing knowledge of real world business operations and deal making successes, the Board of Directors believes that Mr. Snyder’s vision for the Company combined with his experience and business acumen would be a powerful asset to the success and growth of the Company.

Cynthia Tanabe, Age 56: Ms. Cynthia Tanabe, began her investment career in 1986 and is currently the owner and head broker of Desert View Realty in Arizona, since its incorporation. Cynthia has over thirty years of real estate investment, property management and transaction management in the real estate industry. She formed the base of her financial and investment knowledge working for various mid and large size companies; wherein, she focused on financial compliance, national payroll management and company asset allocations. Our Board of Directors believes that Ms. Tanabe’s real estate and accounting knowledge as well as her business acumen would be a valuable strategic asset as a Director, Chief Financial Officer and as our Secretary.

Christopher Brown, Age 33: Mr. Christopher Brown our Director and Chief Operations Officer, began his career serving in the United States Air Force. After completing his service, Mr. Brown earned a dual B.S. degree in Computational Mathematics and Biochemistry from the Arizona State University, in 2013. Since graduating Mr. Brown has been building a developmental operations and digital strategy consulting firm as its Founder and Chief Technology Officer, for the three years prior to becoming CFO of No Borders, Inc., where he his duties included overseeing the internal and client projects that are primarily focused on user data analytics with actionable result deployment, digital disruption within specific verticals and digital engagement strategy development. Mr. Brown is well-versed in leading teams for the development and deployment of Apps, D-Apps, digital user engagement technologies, web, and mobile platform development, along with having experience creating smart contracts on the Ethereum and other blockchain platforms. Our Board of Directors believes that Mr. Brown’s security based strategic approach to software and company development combined with his experience and education would be great asset and bring strong value to the Company.

None of our officers or directors in the last five years has been the subject of any conviction in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses), the entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities; a finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or the entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

Joseph Snyder and Christopher Brown are brothers and are the sons of Cynthia Tanabe, other than the foregoing there are no family relationships among and between our directors, officers, persons nominated or chosen by the Company to become directors or officers, or beneficial owners of more than five percent (5%) of the any class of the Company’s equity securities.

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EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to our named executive Officers paid by us during the year ended December 31, 2019, in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Joseph Snyder, President, Chief Executive Officer, Treasurer, and Director	2019	$36,000	0	0	0	0	0	0	$36,000
	2018	$0	0	0	0	0	0	0	$0

Cynthia Tanabe, Chief Financial Officer, Treasurer, Secretary and Director	2019	$36,000	0	0	0	0	0	0	$36,000
	2018	$0	0	0	0	0	0	0	$0

Narrative Disclosure to Summary Compensation Table

There are no compensatory plans or arrangements, including payments to be received from the Company with respect to any executive Officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

No executive Officer received any equity awards, or holds exercisable or unexercisable options, as of the year ended December 31, 2019.

OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
None	0	0	0	0	0	0	0	0	0

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Long-Term Incentive Plans

There are no arrangements or plans in which the Company would provide pension, retirement or similar benefits for our Director or executive Officer.

Compensation Committee

The Company currently does not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as Directors. The Board of Directors has the authority to fix the compensation of Directors. No amounts have been paid to, or accrued to, Directors in such capacity.

Director Independence

The Board of Directors is currently composed of three members. Joseph Snyder, Christopher Brown, and Cynthia Tanabe do not qualify as an independent Directors in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the Director is not, and has not been for at least three years, one of the Company’s employees and that neither the Director, nor any of his family members has engaged in various types of business dealings with us. In addition, the Board of Directors has not made a subjective determination as to each Director that no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director, though such subjective determination is required by the NASDAQ rules. Had the Board of Directors made these determinations, the Board of Directors would have reviewed and discussed information provided by the Directors and the Company with regard to each Director’s business and personal activities and relationships as they may relate to the Company and its management.

Security Holders Recommendations to Board of Directors

The Company welcomes comments and questions from the shareholders. Shareholders can direct communications to the Chief Executive Officer, Joseph Snyder, at our executive offices. However, while the Company appreciates all comments from shareholders, it may not be able to individually respond to all communications. Management attempts to address shareholder questions and concerns in press releases and documents filed with the SEC so that all shareholders have access to information about the Company at the same time. Joseph Snyder collects and evaluates all shareholder communications. All communications addressed to the Director and executive Officer will be reviewed by Joseph Snyder unless the communication is clearly frivolous.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

Free office space provided by Treasurer

The Company has been provided office space by its Treasurer, Cynthia Tanabe, at no cost. Management has determined that such cost is nominal and did not recognize the rent expense in its financial statements.

Due to related party

In November 2019, Cynthia Tanabe, Treasurer, paid $5,000 to No Borders to pay for certain operating expenses of the Company. There was a balance of $5,000 due to this related party as of December 31, 2019 and is included in the Accrued Expenses in the accompanying balance sheet as of that year ended. The related party liability is expected to be satisfied in full in 2020.

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Disclosure of Conflicts of Interest

Joseph Snyder and Christopher Brown are brothers and are the sons of Cynthia Tanabe, other than the aforementioned, there are no conflicts of interest between the Company and any of its officers or directors

Stock Options

We have not issued and do not have outstanding any options to purchase shares of our Common Stock. We do not have any stock option plans.

Share Purchase Warrants

As of October 31, 2018, the Company entered into an agreement with an investor whereby the investor loaned the Company $150,000 and in return received a promissory note in that amount and five-year purchase warrants with a set price of twenty-five cents ($0.25) per warrant to purchase up to one million warrants (1,000,000). The Warrants expire on October 31, 2023.

As of June 27, 2019, the Company entered into an agreement with an investor whereby the investor loaned the Company $125,000 and in return received a promissory note in that amount and five-year purchase warrants with a set price of twenty-five cents ($0.25) per warrant to purchase up to one million warrants (1,000,000). The Warrants expire on June 27, 2024.

There was $16,469 and $25,000 of stock compensation expense recognized related to warrants for the years ended December 31, 2019 and 2018, respectively.

Indemnification of Directors and Officers

Our articles of incorporation provide that no Director or Officer shall be personally liable for damages for breach of fiduciary duty for any act or omission unless such acts or omissions involve intentional misconduct, fraud, knowing violation of law, or payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

Our bylaws provide that we shall indemnify any and all of our present or former Directors and Officers, or any person who may have served at our request as Director or Officer of another corporation in which we own stock or of which we are a creditor, for expenses actually and necessarily incurred in connection with the defense of any action, except where such Officer or Director is adjudged to be liable for negligence or misconduct in performance of duty. To the extent that a Director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

We do not currently maintain standard policies of insurance under which coverage is provided (a) to our Directors, Officers, employees and other agents against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments which may be made by us to such Officers and Directors pursuant to the above indemnification provision or otherwise as a matter of law, although we may do so in the future.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, Officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

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Review, Approval or Ratification of Transactions with Related Parties

We have adopted a related-party transactions policy under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit committee. If the related party is, or is associated with, a member of our audit committee, the transaction must be reviewed and approved by another independent body of our Board of Directors, such as our governance committee. Any request for us to enter into a transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect interest must first be presented to our audit committee for review, consideration, and approval. If advance approval of a related-party transaction was not feasible or was not obtained, the related-party transaction must be submitted to the audit committee as soon as reasonably practicable, at which time the audit committee shall consider whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction. All of the transactions described above were reviewed and considered by, and were entered into with the approval of, or ratification by, our Board of Directors.

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there are transactions involving the issuer, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the issuer’s total assets at year-end for its last three fiscal years, except compensation awarded to executives.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors.

Legal/Disciplinary History

None of No Borders, Inc.’s Officers or Directors have been the subject of any criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses).

None of No Borders, Inc.’s Officers or Directors have been the subject of any entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

None of No Borders, Inc.’s Officers or Directors have been the subject of any finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or

None of No Borders, Inc.’s Officers or Directors has been the subject of any entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

Board Composition

Our board of directors currently consists of three members. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation, or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

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Board Leadership Structure and Risk Oversight

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees when established will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Code of Business Conduct and Ethics

Prior to one year from the date of this Offering’s qualification, we plan on adopting a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We will post on our website a current copy of the code and all disclosures that are required by law or market rules in regard to any amendments to, or waivers from, any provision of the code.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of May 18, 2020 for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than ten percent (10%) of our capital stock. The percentage of beneficial ownership in the table below is based on 379,626,200 shares of common stock deemed to be outstanding as of May 18, 2020.

The following table gives information on ownership of our securities as of May 18, 2020. The following lists ownership of our Common Stock and Preferred Stock by each person known by us to be the beneficial owner of over 5% of the outstanding Common and Preferred Stock, and by our officers and directors:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percentage of Beneficial Ownership(2)
Directors and Officers:
Joseph Snyder	2,400,000	(5)	20%
	19,097,120
Christopher Brown	2,400,000	(5)	20%
	19,097,120
Cynthia Tanabe	2,400,000	(5)	20%
	19,097,120
BVMH Enterprises, LLC (3)	1,300,000	(5)	11%
	7,905,940
Glenn Clyde Suydam	750,000	(5)	6%
	4,405,350
InfoSpan, Inc. (4)	95,945,339		7.4%
			25% (6)
All executive officers and directors as a group (4 persons)	7,200,000	(5)	60%
	57,291,360

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(1) Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding.

(2) Based upon 1,304,626,200 shares when considering Series A Preferred Stock voting designation.

(3) BVMH Enterprises, LLC is managed by Valerie Miller.

(4) Infospan, Inc.’s, chairman of the board is Farooq Bajwa.

(5) Reflects Series A Preferred Stock. Series A Preferred Stock converts at a ratio of 1 Series A Preferred Share into 20 Shares of Common Shares. Series A Preferred Stock has voting rights of 100 votes of common stock per share of Series A Preferred.

(6) Based upon 379,626,200 common shares issued and outstanding, without conversions.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Other than as reported herein, during the last two full fiscal years and the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

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DESCRIPTION OF SECURITIES

The Company’s Authorized Stock

We are authorized to issue Seven Hundred Fifty Million (750,000,000) shares of common stock with a par value of $0.001 per share (the “Common Stock”) and ten million (10,000,000) shares of preferred stock with a par value of $0.001 per share (the “Preferred Stock”), of which ten million (10,000,000) such shares have been designated as Series A Preferred Stock.

Each share of the Series A Preferred Stock shall be convertible into 20 fully paid and nonassessable shares of our common stock and has 100 – 1 voting rights.

Common Stock

No shareholders of the Corporation holding Common Stock have any preemptive or other right to subscribe for any additional unissued or treasury shares of stock or for other securities of any class.

Subject to the rights of holders of Preferred Stock, holders of Common Stock shall be entitled to receive such cash dividends as may be declared thereon by the Board from time to time out of assets of funds of the Corporation legally available, therefore.

Cumulative Voting. Except as otherwise required by applicable law, there shall be no cumulative voting on any matter brought to a vote of stockholders of the Corporation.

Except as otherwise required by Nevada corporation law, the Articles of Incorporation, or any designation for a class of Preferred Stock (which may provide that an alternate vote is required), (i) all shares of capital stock of the Corporation shall vote together as one class on all matters submitted to a vote of the shareholders of the Corporation; and (ii) the affirmative vote of a majority of the voting power of all outstanding shares of voting stock entitled to vote in connection with the applicable matter shall be required for approval of such matter.

Adoption of Bylaws. In the furtherance and not in limitation of the powers conferred by statute and the Articles of Incorporation, the Board is expressly authorized to adopt, repeal, rescind. alter or amend in any respect the bylaws of the Corporation.

Shareholder Amendment of Bylaws. The Bylaws may also be adopted, repealed, rescinded, altered or amended in any respect by the stockholders of the Corporation, but only by the affirmative vote of the holders of not less than a majority of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single voting class.

Removal of Directors. Except as may otherwise be provided in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, any director may be removed from office only by the affirmative vote of the holders of not less than a majority of the voting power of the issued and outstanding stock entitled to vote. Failure of an incumbent director to be nominated to serve an additional term of office shall not be deemed a removal from office requiring any stockholder vote.

Preferred Stock

The powers, preferences, rights, qualifications, limitations, and restrictions pertaining to the Preferred Stock, or any series thereof, shall be such as may be fixed, from time to time, by the Board in its sole discretion. Authority to do so being hereby expressly vested in the Board. The authority of the Board with respect to each such series of Preferred Stock will include, without limiting the generality of the foregoing, the determination of any or all of the following:

The number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series: (1) the voting powers, if any, of the shares of such series and whether such voting powers are full or limited: (2) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid; (3) whether dividends, if any, will be cumulative or noncumulative, the dividend rate or rates of such series and the dates and preferences of dividends on such series: (4) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of. the Corporation: (5) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes of any other series of the same other any other class or classes of stock or any other security, of the Corporation or any other corporation or entity, and the rates or other determinants of conversion or exchange applicable thereto; (6) the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity; (7) the provisions, if any. of a sinking fund applicable to such series: and (8) any other relative, participating, optional or other powers, preferences or rights, and any qualifications, limitations, or restrictions thereof. of such series.

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Series A Redeemable Preferred Stock

We have designated ten million, (10,000,000) shares of Preferred Stock the Series A Redeemable Preferred Stock with a par and stated value of $0.001 per share.

Series A Redeemable Preferred Stock has the voting rights to cast 100 votes per each share of Series A Preferred Stock outstanding, and the conversion ratio to 1:20 of Series A Preferred Stock to Common stock.

Except as provided herein, the Holders of outstanding shares of the Series A Redeemable Preferred Stock shall be entitled to receive cash, stock, or other property, as dividends when, as, and if declared by the Board of Directors of No Borders, Inc., a Nevada corporation (the “Company”). If shares of the Series A Redeemable Preferred Stock or the common stock of the Company, $0.001 par value per share (the “Common Stock”) are to be issued as a dividend, any such shares shall be issued at Market Value. “Market Value” for the Common Stock for the purposes of this Certificate of Designation shall mean the average Closing Bid Price for the Common Stock for the five business days preceding the declaration of a dividend by the Board of Directors. “Market Value” with respect to any shares of the Series A Redeemable Preferred Stock shall be as determined by the Board of Directors, whose decision shall be final and binding on all parties.

Upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the Holders of the then outstanding shares of Series A Redeemable Preferred Stock shall be entitled to receive out of the assets of the Company the sum of $0.001 per share (the “Liquidation Rate”) before any payment or distribution shall be made on the Common Stock, or any other class of capital stock of the Company ranking junior to the Series A Redeemable Preferred Stock.

The rights of the shares of the Common Stock shall be subject to the preferences and relative rights of the shares of the Series A Redeemable Preferred Stock. Without the prior written consent of the Holders of not less than 66⅔% of the outstanding shares of the Series A Redeemable Preferred Stock, the Company shall not hereafter authorize or issue additional or other capital stock that is of senior or equal rank to the shares of the Series A Redeemable Preferred Stock in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company described in Paragraph 3.

Conversion of Series A Redeemable Preferred Stock. Subject to the terms hereof, at any time, the Holder of shares of the Series A Redeemable Preferred Stock shall have the right, at such Holder’s option, to convert any number of shares of the Series A Redeemable Preferred Stock into shares of the Common Stock. Such right to convert shall commence as of the date the shares of such Series A Redeemable Preferred Stock are issued to such Holder (the “Issue Date”). In the event that the Holder of the Series A Redeemable Preferred Stock elects to convert such shares into Common Stock, the Holder shall have 60 days from the date of such notice in which to tender his shares of Series A Redeemable Preferred Stock to the Company. Any such conversion shall be upon the other following terms and conditions described herein. Subject to adjustment as provided herein, each share of the Series A Redeemable Preferred Stock shall be convertible into 20 fully paid and nonassessable shares of the Common Stock (the “Conversion Rate”).

Vote to Change the Terms of the Series A Redeemable Preferred Stock. Without the prior written consent of the Holders of not less than 66-2/3 of the outstanding shares of the Series A Redeemable Preferred Stock, the Company shall not amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series A Redeemable Preferred Stock.

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If any shares of the Series A Redeemable Preferred Stock are outstanding, the Company shall not, without the prior written consent of the Holders of not less than two-thirds (2/3) of the then outstanding shares of the Series A Redeemable Preferred Stock, directly or indirectly declare, pay or make any dividends or other distributions upon any of the Common Stock. Notwithstanding the foregoing, this paragraph shall not prohibit the Company from declaring and paying a dividend in cash with respect to the shares of the Common Stock so long as the Company simultaneously pays each Holder of shares of the Series A Redeemable Preferred Stock an amount in cash equal to the amount such Holder would have received had all of such Holder’s shares of the Series A Redeemable Preferred Stock been converted to shares of the Common Stock on the business day prior to the record date for any such dividend.

Holders of shares of Series A Redeemable Preferred Stock shall have the voting rights as described in this paragraph or as required by law, including but not limited to the Nevada Revised Statutes, and as expressly provided in this Certificate of Designation. For so long as any shares of the Series A Redeemable Preferred Stock remain issued and outstanding, the holders thereof, voting separately as a class, shall have the right to vote on all stockholder matters equal to 100 votes for each share of Series A Redeemable Preferred Stock held.

The Company shall not effect and shall have no obligation to effect any conversion of shares of Series A Redeemable Preferred Stock, and no Holder shall have the right to convert any shares of Series A Redeemable Preferred Stock, to the extent that after giving effect to such conversion, the beneficial owner of such shares (together with such Person’s affiliates) would have acquired, through conversion of shares of the Series A Redeemable Preferred Stock or otherwise, beneficial ownership of a number of shares of the Common Stock that exceeds 9.99% (“Maximum Percentage”) of the number of shares of the Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of shares of the Common Stock beneficially owned by a Person and its affiliates shall include the number of shares of the Common Stock issuable upon conversion of the shares of Series A Redeemable Preferred Stock that are subject to a pending conversion notice for which the determination of whether the Maximum Percentage had been exceeded is being determined, but shall exclude the number of shares of the Common Stock which would be issuable upon (a) conversion of any remaining, non-converted shares of Series A Redeemable Preferred Stock beneficially owned by such Person or any of its affiliates not subject to a pending conversion notice, and (b) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any warrants) beneficially owned by such Person or any of its affiliates that are similarly subject to a limitation on conversion or exercise analogous to the limitation contained in this Paragraph 14. Except as set forth in the preceding sentence, for purposes of this Paragraph 14, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Paragraph 14, in determining the number of outstanding shares of the Common Stock, a Holder may rely on the number of outstanding of shares of the Common Stock as reflected in (A) the Company’s most recent Form 8-K, Form 10-Q, or Form 10-K, as the case may be, (B) a more recent public announcement by the Company, or (C) any other notice by the Company or its transfer agent setting forth the number of shares of the Common Stock outstanding. Upon the written request of any Holder, the Company shall promptly, but in no event later than one Business Day following the receipt of such notice, confirm orally and in writing to any such Holder the number of shares of the Common Stock then outstanding. In any case, the number of outstanding shares of the Common Stock shall be determined after giving effect to all conversions of shares of Series A Redeemable Preferred Stock by such Holder and its affiliates that had occurred since the date as of which such number of outstanding Common Stock was reported. By written notice to the Company, the Holder may increase or decrease the Maximum Percentage to any other percentage specified in such notice; provided that (i) any such increase will not be effective until the sixty-first day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other Holder.

The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization. recapitalization. transfer of assets. consolidation. merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation. but will at all times in good faith assist in the carrying out of all the provisions of this Certificate of Designation and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Redeemable Preferred Stock against impairment.

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DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

SECURITIES OFFERED

Current Offering

No Borders, Inc. (“No Borders, Inc.,” “We,” or the “Company”) is offering up to $2,500,000 total of Securities, consisting of Common Stock, $0.001 par value (the “Common Stock” or collectively the “Securities”).

Transfer Agent

Our transfer agent is Pacific Stock Transfer Co., whose address is 6725 Via Austi Parkway, Suite 300, Las Vegas, Nevada 89119, telephone number (800) 785-7782, and email info@pacificstocktransfer.com.

The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

-	1% of the number of shares of our Common Stock then outstanding; or the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

60

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Andrew Coldicutt, Esq. of San Diego, CA.

EXPERTS

The consolidated financial statements of the Company appearing elsewhere in this Offering Circular have been prepared by management and have not been reviewed by an independent accountant.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

61

No Borders, Inc.

TABLE OF CONTENTS (UNAUDITED)

F-1

No Borders, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	December 31,	December 31,
	2019	2018
ASSETS
Current assets
Cash	$12,954	$238,571
Inventory	43,926	300
Total current assets	56,880	238,871

Property and equipment, net	8,205	-

Total Assets	$65,085	$238,871

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$68,262	$-
Accrued expenses	111,754	5,150
Total current liabilities	180,016	5,150

Long term convertible notes payable	395,000	150,000
Total liabilities	575,016	155,150

Stockholders’ Equity (Deficit):
Series A Preferred stock, par value $0.001, 10,000,000 shares authorized
9,250,000 shares issued and outstanding as of December 31, 2019 and December 31, 2018, respectively	9,250	9,250
Common stock, par value $0.001, 750,000,000 shares authorized
315,476,200 and 285,776,200 shares issued and outstanding as of December 31, 2019
and December 31, 2018, respectively	315,476	285,776
Common stock payable	-	5,500
Additional paid in capital	1,174,361	398,592
Non-controlling interest	(11,054)	326
Accumulated deficit	(1,997,964)	(615,723)
Total Stockholders’ Equity (Deficit)	(509,931)	83,721

Total Liabilities and Stockholders’ Equity (Deficit)	$65,085	$238,871

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-2

No Borders, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Years Ended
	December 31,
	2019	2018
Revenue	$427,075	$25,196

Cost of goods sold	265,968	9,480

Gross Profit	161,107	15,716

Operating Expenses:
General and administrative	668,494	389,975
Professional fees	102,270	-
Total operating expenses	770,764	389,975

Loss from operations	(609,657)	(374,259)

Other Income (Expense)
Interest expense	(33,995)	(5,150)
Other income	5,500	3,000
Amortization of debt discount	-	(53,000)
Financing costs	-	(17,838)
Change in fair value of derivative liability	-	70,838
Share-based compensation	(755,469)	(25,000)
Total Other Expense	(783,964)	(27,150)

Loss From Continuing Operations	(1,393,621)	(401,409)

Loss From Discontinued Operations:
Loss from operations of discontinued business component	-	(1,031)
Loss from sale of discontinued business component	-	(35,830)
Total Loss From Discontinued Operations	-	(36,861)

Net Loss	(1,393,621)	(438,270)
Less: Loss attributable to noncontrolling interest	11,380	-
Net Loss attributable to No Borders, Inc.	$(1,382,241)	$(438,270)

Net loss from continuing operations per common share - Basic and diluted	$(0.00)	$(0.00)
Net loss from discontinued operations per common share - Basic and diluted	$-	$0.00
Net loss - Basic and diluted	$(0.00)	$(0.00)

Weighted average common shares outstanding - Basic and diluted	299,757,296	261,471,700

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-3

No Borders, Inc.

Condensed Consolidated Statements of Stockholders’ Equity (Deficit)

December 31, 2019

(Unaudited)

	Series A Preferred		Common Shares,
	$0.001 Par Value		$0.001 Par Value		Common	Additional
	Shares		Shares		Stock	Paid-In	Non-controlling	Accumulated	Equity
	Issued	Amount	Issued	Amount	Payable	Capital	Interest	Deficit	(Deficit)
Balance December 31, 2018	9,250,000	$9,250	285,776,200	$285,776	$5,500	$398,592	$326	$(615,723)	$83,721

Reclassification of shares payable	-	-	-	-	(5,500)	-	-	-	(5,500)
Issuance of common shares for cash	-	-	5,000,000	5,000	-	45,000	-	-	50,000
Issuance of common shares for services	-	-	24,700,000	24,700	-	714,300	-	-	739,000
Share-based compensation - warrants	-	-	-	-	-	16,469	-	-	16,469
Net loss	-	-	-	-	-	-	(11,380)	(1,382,241)	(1,393,621)

Balance December 31, 2019	9,250,000	$9,250	315,476,200	$315,476	$-	$1,174,361	$(11,054)	$(1,997,964)	$(509,931)

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-4

No Borders, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Years Ended
	December 31,	December 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,393,621)	$(438,270)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	755,469	40,630
Depreciation expense	2,404	-
Other income	(5,500)	(3,000)
Financing cost	-	22,988
Change in fair value of derivative liability	-	(70,838)
Amortization of debt discount and debt issuance cost	-	53,000
Reverse acquisition	-	252,987
Changes in operating assets and liabilities
Inventory	(43,626)	(300)
Accounts payable	68,262	5,151
Accrued expenses	106,603	-
Net Cash Used in Operating Activities of Continuing Operations	(510,009)	(137,652)
Net Cash Used in Operating Activities of Discontinued Operations	-	(129,486)
Net Cash Used in Operating Activities	(510,009)	(267,138)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of equipment	(10,608)	-
Net Cash Used in Investing Activities	(10,608)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from convertible debt	245,000	150,000
Repayments of convertible debt	-	(15,000)
Proceeds from sale of preferred stock	-	25,000
Proceeds from sale of common stock	50,000	330,000
Net Cash Provided by Financing Activities	245,000	490,000

Net (Decrease) Increase in Cash	(225,617)	222,862
Cash at Beginning of Period	238,571	15,709
Cash at End of Period	$12,954	$238,571

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$31,625	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of common stock upon conversion of notes payable	$-	$155,487

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-5

NO BORDERS, INC. NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Description of Business:

No Borders, Inc., is a holding company with subsidiaries in the cannabis, dental, education, software, and distributive ledger industries. Our primary focuses are on developing organic products such as CBD/Hemp oils, a full line of pet products, recovery pain cream, anxiety sleep supplements, edibles and we are also focusing on our skin line, as well as selling dental equipment to dental offices and dental schools. Our company emphasis is to create sales and marketing initiatives to simultaneously build multiple dominate brands across many different industries, while streamlining the front and back end procedures in those industries. Our subsidiaries will focus on online sales, tradeshows, and distribution channels, in order to sell our products and to market our brands. The customer base is anticipated to be broad and nationwide.

The Company operates five subsidiaries, No Borders Naturals, Inc., a wholly owned subsidiary, No Borders Dental, Inc., an eighty (80%) percent owned subsidiary, No Borders Education, Inc., an eighty (80%) subsidiary, No Borders Labs, Inc., and No Borders Funding, Inc. both of which are wholly owned subsidiaries.

No Borders, Inc. is a multifaceted brand development and marketing business focusing on impacting verticals with cutting edge software through product development, deployment, branding, program management, social media strategy and business consulting. The Company, through its various subsidiaries and partnerships, aims to grow revenues and value growth by developing, acquiring, and delivering technology enabled solutions and physical products to clients in the USA and around the globe.

The company focuses on deploying marketing, consulting, e-commerce, technology development and software products in verticals whose existing market participants are behind the curve of technological adoption, creating outsized disruption and profitability opportunities.

Because of its lean functioning, remote work operating model, No Borders, Inc. and its subsidiaries can provide its teams with the freedom and tools to mindfully and creatively solve problems, ideate, create, test and deploy in-vertical solutions quickly within an agile system. It can then deliver impactful products and solutions to market quickly and efficiently. No Borders, Inc., strives to transform targeted industries from the inside out by partnering with or acquiring existing technical and non-technical business operations in those verticals.

We currently deploy product offerings in multiple verticals and markets simultaneously. Dedicated to disrupting business verticals that are behind the curve of technological adoption, No Borders, Inc., strategically deploys resources to acquire, launch and scale product and service offerings in verticals which the company believes outsized returns can be realized by deploying the company’s expertise aggressively. Current products include Healthcare Equipment, Dental Supplies, Medical Supplies, Dental Equipment, Wellness Cosmetics, Hemp Products, Animal Wellness Products, Digital Education Products, Software Products, Data Analytics & Digital Transformation Consulting. Current and future markets include American consumers with active lifestyles, persons who have pets, medical and dental professionals, students with a STEM focus, and businesses which desire a technological, data-based edge in their respective spaces.

Corporate History:

No Borders, Inc. the Company was incorporated on May 28, 1999 in the state of Nevada. On December 13, 2013, the Company purchased Action Sports Media, Inc. which was incorporated under the laws of the state of Nevada. On December 13, 2013, the Company executed an asset purchase agreement with Jason Fierro’s sole proprietorship dba TYME, (“TYME”), a private marketing business. On March 6, 2018, the Company acquired Lannister Holdings, Inc. and renewed its business strategies.

On March 6, 2018, Lannister Holdings, Inc., an Arizona Corporation, acquired control of Ten Million (10,000,000) shares of the Series A Preferred Stock of the Company, representing 100% of the Company’s total issued and outstanding Series A Preferred Stock, from MJ Holdings, Inc., a Florida Corporation, in exchange for $25,000, per the terms of a Stock Purchase Agreement (the “Stock Purchase Agreement”) by and between MJ Holdings, Inc., and Lannister Holdings, Inc.

F-6

Effective as of March 6, 2018, the Company assigned and conveyed Action Sports Media, Inc. (d/b/a TYME) (“TYME”) and all its assets and liabilities to Jason Fierro, as per the Agreement of Conveyance, Transfer, and Assignment of Assets and Assumption of Obligations (“Agreement”). As per the Agreement the Company will no longer be responsible for the obligations of TYME. The Company remains in the marketing industry.

On March 7, 2018, Mr. Jason Fierro resigned as the Corporation’s sole Officer and Director. His resignation was not the result of any disagreement with the Corporation on any matter relating to the Corporation’s operations, policies, or practices. His resignation letter is attached as an exhibit as part of a Current Report on Form 8-K that was filed on March 20, 2018, with the Securities and Exchange Commission.

On March 7, 2018, Mr. Joseph Snyder was appointed to the Company’s Board of Directors and as the Company’s President, Chief Executive Officer.

On March 7, 2018, Ms. Cynthia Tanabe, was appointed to the Company’s Board of Directors and as the Company’s Chief Financial Officer, Treasurer, and Secretary.

On March 7, 2018, Mr. Christopher Brown, was appointed to the Company’s Board of Directors and as the Vice President.

On March 12, 2018, The Company after review and recommendation from the Board, entered into an Agreement for Conversion of Indebtedness into Restricted Common Stock with Lannister Holdings, Inc., pursuant to which it was agreed that $53,107 of outstanding convertible indebtedness (the “Indebtedness”) would be converted to 38,738,000 shares of the Company’s restricted common stock at a price per share of $0.0015 (the “Agreement for Conversion”).

On March 14, 2018, the Company signed the share exchange agreement (“Agreement”) with Lannister Holdings, Inc., a company incorporated under the laws of the State of Arizona (the “Lannister”) and all of the shareholders of Lannister (the “Selling Shareholders”) pursuant to the Agreement by and amongst the Company, Lannister and the Selling Shareholders. The Company acquired 100% of the issued and outstanding securities of Lannister Holdings, Inc. in exchange for the issuance of 20,000,000 shares of the Company’s Restricted Common Stock, par value $0.001 per share.

As a result of the Agreement the Selling Shareholders acquired up to approximately 8% of the voting rights of the Company’s currently issued and outstanding shares of common stock. Upon completion of the Agreement, Lannister Holdings, Inc., became a wholly owned subsidiary of the Company and the Company will has acquired the business and operations of Lannister Holdings, Inc.

The Agreement includes customary representations, warranties and covenants of the Company, Lannister Holdings, Inc., and the Selling Shareholders, made to each other as of specific dates.

On March 28, 2018, the Company entered into an amended agreement of conversion (“Conversion Agreement”), with Black Ice Advisors, LLC (the “Holder”) of a note in the principal amount of $62,380 (the “Note”) with an original issuance date of March 24, 2015; whereby, the Holder of the Note agreed to convert the entire note and interest, based on a fifty percent discount to a share price of $0.03 per share, instead of using the Note’s original conversion price of a fifty percent discount to the lowest traded price of the Common Stock over a ten trading day look back period, which would have given the Holder a conversion price of $0.005 per share. Based upon the Conversion Agreement the Company issued 4,982,466 shares to the Holder for the complete extinguishment of that Note.

On April 2, 2018, the Company filed a Certificate of Amendment with the Nevada Secretary of State to decrease its authorized capital of its common stock from One Billion Eight Hundred Eighty-Eight Million (1,888,000,000) shares of common stock to Seven Hundred Fifty Million (750,000,000) shares of Common Stock, par value $0.001 per share. The decrease in Authorized was effective with the Nevada Secretary of State on April 3, 2018, when the Certificate of Amendment was approved. The decrease in Authorized was approved by the Board of Directors and shareholders holding a majority of the total issued and outstanding shares of common stock on March 28, 2018.

F-7

On April 2, 2018, the Company filed an amended certificate of designation with the Nevada Secretary of State, designating 10,000,000 shares of the Preferred authorized as Series A Preferred Stock, par value, $0.001. Series A Preferred Stock has the voting rights to cast 100 votes per each share of Series A Preferred Stock outstanding, and the conversion ratio to 1:20 of Series A Preferred Stock to Common stock.

On April 27, 2018, Ms. Cynthia Tanabe resigned as the Corporation’s Chief Financial Officer. Her resignation was not the result of any disagreement with the Corporation on any matter relating to the Corporation’s operations, policies, or practices.

On April 27, 2018, Mr. Michael Handelman was appointed as the Corporation’s Chief Financial Officer.

On June 7, 2018, the Company received the resignation of Kyle Kummerle as a director of the Company. His resignation was not the result of any disagreement with the Corporation on any matter relating to the Corporation’s operations, policies, or practices.

On June 13, 2018, the Company’s Board of Directors created an Advisory Board consisting of twelve possible members. The Corporation believes that the creation of the advisory board will be beneficial to the corporation as it will allow the corporation to more easily attract highly skilled personnel who will be able to help guide the Company’s business strategies.

On October 30, 2018, No Borders Dental Resources, Inc. was incorporated in the State of Arizona and is an 80% owned subsidiary of No Borders, Inc. No Borders Dental Resources, Inc. markets and sells dental supplies to dental offices through a website and in person marketing programs.

On November 1, 2018, Mr. Michael Handelman’s independent contractor agreement was completed. Therefore, Mr. Handelman effectively resigned as the Corporation’s Chief Financial Officer as of that date. His resignation was not the result of any disagreement with the Corporation on any matter relating to the Corporation’s operations, policies, or practices. On November 1, 2018, Ms. Cynthia Tanabe, our current Treasurer, Secretary and Director was re-appointed as our Chief Financial Officer.

On November 19, 2018, No Borders Education, Inc. was incorporated in the State of Arizona and is an 80% owned subsidiary of No Borders, Inc. No Borders Education develops an online educational coding course for students of all ages.

The Company, reached a settlement agreement with MJ Holdings Group, Inc. to convert the MJ Holdings Group, Inc., note in the principal amount of thirty-five thousand dollars ($35,000) plus all accrued interest into two million shares of NBDR common stock at a conversion price of ($0.0175) per share, along with a contractual agreement that No Borders, Inc. will not execute a Reverse Split of its common stock within the next 12 months, thereby, canceling the note. The Company also reached an additional agreement to pay off the MJ Holdings Group, Inc’s eighteen thousand dollar ($18,000) variable conversion note plus all accrued interest for a single cash payment of fifteen thousand dollars ($15,000). These agreements have been fully executed with payment completed.

In December 2018, The Company cancelled its software development contract with Crypto Emporium, Ltd. The Company returned to Crypto Emporium the $5,000 initial payment from Crypto Emporium. The return of the $5,000 initial payment was netted against revenue in the fourth quarter. Company decided to end this contract due to questions regarding the use and deployment of its blockchain smart contracts.

On December 27, 2018, No Borders Naturals, Inc. was incorporated in the State of Arizona and is a wholly owned subsidiary of No Borders, Inc. No Borders Naturals develops and sells a line of wellness and cosmetics products that are distributed and sold nationwide.

F-8

On January 2, 2019, the Company filed for four trademarks. The four trademarks that the Company filed for are for are RetainerRabbit, our dental client retainer program, No Borders Labs, and a trademark as well as designmark for MediDent Supplies.

On January 7, 2019, the Company filed for a trademark for its Aardvark Coding educational software program.

On January 8, 2019, the Company filed for a designmark for its Aardvark Coding educational software program. The Company also filed for a trademark for its No Borders Funding brand.

On February 13, 2019, The Company entered into an exclusive Affiliate Program with SYLK USA, Inc., whereby the Company will distribute and sell the SYLK personal lubricant products along with its own health care products. In exchange for the exclusive agreement the Company agreed to issue SYLK one million two hundred thousand shares of its common stock with a cost basis of $0.015 per share.

On February 27, 2019, the Company filed for a trademark for its No Borders Naturals, natural product brands.

On March 3, 2019, the Company filed for a trademark and designmark for the Company’s use of its GOTCBD? line and logo for the Company’s CBD advertising campaign.

On September 23, 2019, the Company filed a Regulation A Offering Statement with the Securities and Exchange Commission. Through the Regulation A Offering, the Company plans on raising up to $2,500,000 by selling shares at $0.01 per share for a total of 300,000,000 shares.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and all intercompany transactions have been eliminated in consolidation. The accompanying unaudited quarterly financial statements have been prepared on a basis consistent with generally accepted accounting principles in the United States (“GAAP”) for interim financial information and pursuant to the rules of the Securities and Exchange Commission (“SEC”). In the opinion of management, the accompanying unaudited financial statements reflect all adjustments, consisting of only normal and recurring adjustments, necessary for a fair presentation of the results of operations, financial position and cash flows for the periods presented. The results of operations for the periods are not necessarily indicative of the results expected for the full year or any future period. These statements should be read in conjunction with the Company’s annual financial statements as posted on the Over the Counter Markets Website.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates. Such estimates include management’s assessments of the carrying value of certain assets, useful lives of assets, and related depreciation and amortization methods applied.

Cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. At December 31, 2019 and December 31, 2018, the Company had no cash equivalents besides what was in the cash balances as of those dates.

F-9

Inventory

The Company’s inventory is valued at the lower of cost or market under the FIFO method of costing. All inventory included in the balance sheets as of December 31, 2019 and December 31, 2018 are made up of finished goods.

Fair value of financial instruments

The Company adopted the provisions of FASB Accounting Standards Codification (“ASC”) 820 (the “Fair Value Topic”) which defines fair value, establishes a framework for measuring fair value under U.S. GAAP, and expands disclosures about fair value measurements.

The Fair Value Topic defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. It requires that valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs. It also establishes a fair value hierarchy, which prioritizes the valuation inputs into three broad levels.

The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

A.	Market approach—Uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. Prices may be indicated by pricing guides, sale transactions, market trades, or other sources;

B.	Cost approach—Based on the amount that currently would be required to replace the service capacity of an asset (replacement cost); and

C.	Income approach—Uses valuation techniques to convert future amounts to a single present amount based on current market expectations about the future amounts (includes present value techniques, and option-pricing models). Net present value is an income approach where a stream of expected cash flows is discounted at an appropriate market interest rate.

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date. An active market for an asset or liability is a market in which transactions for the asset or liability occur with significant frequency and volume to provide pricing information on an ongoing basis.

Level 2: Observable inputs other than Level 1 inputs. Example of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3: Unobservable inputs based on the Company’s assessment of the assumptions that are market participants would use in pricing the asset or liability.

The carrying amount of the Company’s financial assets and liabilities, such as cash, accounts receivable, prepaid expenses, inventory, accounts payable, and accrued expenses approximate their fair value because of the short maturity of those instruments. The Company’s notes payable approximates the fair value of such liabilities based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2019 and December 31, 2018.

Intangible Assets

Intangible assets with indefinite useful lives are measured at their respective fair values as of the acquisition date. We do not amortize intangible assets with indefinite useful lives. Intangible assets with finite useful lives are amortized over their estimated useful lives, primarily on a straight-line basis, and are reviewed for impairment when facts or circumstances suggest that the carrying value of these assets may not be recoverable.

F-10

Fixed assets

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed by the straight-line method over the assets estimated useful life of three (3) years for equipment, five (5) years for automobile, and seven (7) years for furniture and fixtures. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations. At December 31, 2019, the Company had property and equipment totaling $10,608 with accumulated depreciation of $3,077. Depreciation expense for the year ended December 31, 2019 was $3077. There was no depreciation expense for the year ended December 31, 2018.

Convertible Promissory Note

The Company accounts for convertible promissory notes in accordance with ASC 470-20, Debt with Conversion and Other Options. The Company evaluates embedded conversion features within convertible debt to determine whether the embedded conversion feature should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in the Income Statement. If the conversion feature does not require recognition of a bifurcated derivative, the convertible debt instrument is evaluated for consideration of any beneficial conversion feature (“BCF”) requiring separate recognition. When the Company records a BCF, the intrinsic value of the BCF is recorded as a debt discount against the face amount of the respective debt instrument with an offset to additional paid-in capital and amortized to interest expense over the life of the debt. There were no notes as of December 31, 2019 and December 31, 2018 with a BCF that would warrant the recording of a debt discount and/or derivative liability.

Commitments and contingencies

The Company follows subtopic 450-20 of the FASB ASC to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Revenue recognition

The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable and (iv) collectability is reasonably assured. In addition, the Company record will record allowances for accounts receivable that are estimated to not be collected.

Income taxes

The Company follows Section 740-10-30 of the FASB ASC, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB ASC (“Section 740-10-25”) with regards to uncertainty in income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its assets and/or liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

F-11

Stock-based compensation

In December 2004, the FASB issued FASB ASC No. 718, Compensation – Stock Compensation (“ASC No. 718”). Under ASC No. 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share- based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. The Company applies this statement prospectively.

Equity instruments (“instruments”) issued to other than employees are recorded on the basis of the fair value of the instruments, as required by ASC No. 718. FASB ASC No. 505, Equity Based Payments to Non-Employees, defines the measurement date and recognition period for such instruments. In general, the measurement date is when either (a) a performance commitment, as defined, is reached or (b) the earlier of (i) the non-employee performance is complete or (ii) the instruments are vested. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in the FASB ASC.

Noncontrolling Interest

The Company records “Noncontrolling interest,” which has historically related to consolidated VIEs, on its consolidated balance sheets. The Company records “Loss (income) attributable to noncontrolling interest” on its consolidated statements of operations, reflecting the VIEs’ net loss (income) for the reporting period, adjusted for changes in the noncontrolling interest holders’ claim to net assets, including contingent milestone, royalty and option payments, each of which is evaluated each reporting period.

Net loss per share

The Company computes basic and diluted earnings per share amounts pursuant to section 260-10-45 of the FASB ASC. Basic earnings per share is computed by dividing net loss available to common shareholders, by the weighted average number of shares of common stock outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted earnings per share is computed by dividing net loss available to common shareholders by the diluted weighted average number of shares of common stock during the period. The diluted weighted average number of common shares outstanding is the basic weighted number of shares adjusted as of the first day of the year for any potentially dilutive debt or equity.

There were no potentially dilutive shares outstanding as of December 31, 2019 and December 31, 2018, respectively.

Reclassifications

Certain prior period amounts have been reclassified to conform to current classifications. Certain balances which were previously reported as a separate line item on the consolidated statements of operations, have been combined with general and administrative expense. In addition, activity that was previously included in general and administrative expense on the consolidated statements of operations has now been reported as a separate line item. Certain balances which were previously reported in accumulated deficit, have been reported as a separate line item in equity as noncontrolling interest. These balances relate to an immaterial portion of equity for subsidiaries, No Borders Dental Resources, Inc. and No Borders Education, Inc., which were not wholly owned by the parent organization, No Borders, Inc. Each subsidiary has a 20% noncontrolling interest. Activity that was previously reported as dividends paid in a separate line item on the consolidated balance sheets and a cash outflow on the consolidated statements of cash flows has been reclassified and combined as an acquisition related cost on the consolidated statement of operations for the years ended December 31, 2019 and is now included in the accumulated deficit on the balance sheets as of December 31, 2019 and December 31, 2018.

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Subsequent events

The Company follows the guidance in Section 855-10-50 of the FASB ASC for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. See note 9.

Recently issued accounting pronouncements

In May 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers, a new standard on revenue recognition. The new standard will supersede existing revenue recognition guidance and apply to all entities that enter into contracts to provide goods or services to customers. The guidance also addresses the measurement and recognition of gains and losses on the sale of certain non-financial assets, such as real estate, property, and equipment. In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers: Deferral of the Effective Date, which defers the effective date of the guidance in ASU 2014-09 by one year. This update is now effective for annual and interim period beginning after December 15, 2017 and has been adopted for the year ended December 31, 2018. The Company has finalized its assessment of ASU 2014-09 and adopted the standard using the modified retrospective method. The Company concluded that the adoption will not have an impact on the timing of its revenue recognition for revenue. Any cumulative effect from this change would be recorded to the accumulated deficit but as of December 31, 2019 there was no material impact.

NOTE 3 – GOING CONCERN

The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded amounts of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company has a minimum cash balance available for payment of ongoing operating expenses. Its continued existence is dependent upon its ability to continue to execute its operating plan and to obtain additional debt or equity financing. There can be no assurance the necessary debt or equity financing will be available or will be available on terms acceptable to the Company.

NOTE 4– NOTES PAYABLE

On October 31, 2018, the Company issued a convertible note to Johanna Giumarra (“Ms. Giumarra”) for $150,000. The note incurs interest at 11% per year and the outstanding principal is due on October 31, 2023, the maturity date. Accrued interest on the note shall be paid quarterly by the Company. The note includes a conversion feature where, beginning 2 years after the issuance date, the Ms. Giumarra may convert all or a portion of the outstanding principal into shares of the Company’s common stock determined by dividing the conversion amount by the conversion price. The conversion price is at $0.02 per share which was the share price on the date of issuance, as such there is no debt discount on the related note. In connection with the issuance of the debt, 1,000,000 warrants were granted and are immediately exercisable at the date of issuance and remain exercisable until the maturity date of the note and have an exercise price of $0.25 per warrant (see Note 6). The cash balance on the note as of December 31, 2019 and December 31, 2018 was $150,000, respectively, with accrued interest of $0 and $2,758, respectively. Interest expense for the year ended December 31, 2019 was $16,500.

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On November 14, 2018, the Company issued 2,000,000 restricted shares of common stock at $0.0175 per share to fully satisfy the balance of the $35,000 note payable that was originally issued on March 9, 2018 as discussed above. In addition, the $18,000 promissory note issued on the same date was settled for $15,000 on November 14, 2018. The gain on settlement of $3,000 was previously recognized as a gain in other income in the Statements of Operations. After fully satisfying both notes, the Company determined that any derivative liability previously recognized will be reduced to a zero balance, and the change in fair value of the derivative liability was previously recognized as a gain in other income in the Statements of Operations.

On February 1, 2019, the Company issued a second convertible note to Johanna Giumarra for $100,000. The note incurs interest at 11% per year and the outstanding principal is due on February 1, 2024 the maturity date. Accrued interest on the note shall be paid quarterly by the Company. The note includes a conversion feature where, beginning 2 years after the issuance date, Ms. Giumarra may convert all or a portion of the outstanding principal into shares of the Company’s common stock determined by dividing the conversion amount by the conversion price. The conversion price is at $0.018 per share which was the share price on the date of issuance, as such there is no debt discount on the related note. The cash balance on the note as December 31, 2019 was $100,000 with accrued interest of $4,573. Interest expense for the year ended December 31, 2019 was $10,066.

On June 27, 2019, the Company issued a convertible note to Charles and Kayalla Riibe (“the Riibe Family”) for $125,000. The note incurs interest at 11% per year and the outstanding principal is due on June 27, 2024, the maturity date. Accrued interest on the note shall be paid quarterly by the Company. The note includes a conversion feature where, beginning 2 years after the issuance date, the Riibe Family may convert all or a portion of the outstanding principal into shares of the Company’s common stock determined by dividing the conversion amount by the conversion price. The conversion price is at $0.017 per share which was the share price on the date of issuance, as such there is no debt discount on the related note. In connection with the issuance of the debt, 1,000,000 warrants were granted and are immediately exercisable at the date of issuance and remain exercisable until the maturity date of the note and have an exercise price of $0.25 per warrant (see Note 6). The cash balance on the note as of December 31, 2019 was $125,000 with zero accrued interest. Interest expense for the year ended December 31, 2019 was $6,875.

On October 1, 2019, the Company issued a convertible note to BVMH Enterprises, LLC (“BVMH”) for $20,000. The note incurs interest at 11% per year and the outstanding principal is due on October 1, 2024, the maturity date. Accrued interest on the note shall be accrued on the note until BVMH is repaid or decides to convert said note into common stock. The note includes a conversion feature where, beginning 2 years after the issuance date, BVMH Enterprises, LLC may convert all or a portion of the outstanding principal into shares of the Company’s common stock determined by dividing the conversion amount by the conversion price. The conversion price is at $0.01 per share which was the share price on the date of issuance, as such there is no debt discount on the related note. The cash balance on the note as of December 31, 2019 was $20,000 with $555 of accrued interest. Interest expense for the year ended December 31, 2019 was $555.

NOTE 5 – RELATED PARTY TRANSACTIONS

Free office space provided by Treasurer

The Company has been provided office space by its Treasurer, Cynthia Tanabe, at no cost. Management has determined that such cost is nominal and did not recognize the rent expense in its financial statements.

Due to related party

In November 2019, Cynthia Tanabe, Treasurer, paid $5,000 to No Borders to pay for certain operating expenses of the Company. There was a balance of $5,000 due to this related party as of December 31, 2019 and is included in the Accrued Expenses in the accompanying balance sheet as of that year ended. The related party liability is expected to be satisfied in full in 2020.

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NOTE 6 – STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred stock

On March 6, 2018, Lannister Holdings, Inc., an Arizona Corporation, acquired control of Ten Million (10,000,000) shares of the Series A Preferred Stock of the Company, representing 100% of the Company’s total issued and outstanding Series A Preferred Stock, from MJ Holdings, Inc., a Florida Corporation, in exchange for $25,000, per the terms of a Stock Purchase Agreement (the “Stock Purchase Agreement”) by and between MJ Holdings, Inc., and Lannister Holdings, Inc.

On April 2, 2018, the Company filed an amended certificate of designation with the Nevada Secretary of State, designating 10,000,000 shares of the Preferred authorized as Series A Preferred Stock, par value, $0.001. Series A Preferred Stock has the voting rights to cast 100 votes per each share of Series A Preferred Stock outstanding, and the conversion ratio to 1:20 of Series A Preferred Stock to Common stock.

On June 13, 2018, the Company received a conversion notice from Mr. Kummerle; wherein, he requested to convert his 750,000 shares of Series A Preferred Stock into 750,000 shares of common stock at a ratio of 1 share of Series A Preferred Stock for 1 share of common stock.

Common stock

On March 12, 2018, The Company after review and recommendation from the Board, entered into an Agreement for Conversion of Indebtedness into Restricted Common Stock with Lannister Holdings, Inc., pursuant to which it was agreed that $58,107 of outstanding convertible indebtedness (the “Indebtedness”) would be converted to 38,738,000 shares of the Company’s restricted common stock at a price per share of $0.0015 (the “Agreement for Conversion”).

On March 14, 2018, the Company signed the share exchange agreement (“Agreement”) with Lannister Holdings, Inc., a company incorporated under the laws of the State of Arizona (the “Lannister”) and all of the shareholders of Lannister (the “Selling Shareholders”) pursuant to the Agreement by and amongst the Company, Lannister and the Selling Shareholders. The Company acquired 100% of the issued and outstanding securities of Lannister Holdings, Inc., in exchange for the issuance of 20,000,000 shares of the Company’s Restricted Common Stock, par value $0.001 per share.

On April 2, 2018, the Company filed a Certificate of Amendment with the Nevada Secretary of State to decrease its authorized capital of its common stock from One Billion Eight Hundred Eighty-Eight Million (1,888,000,000) shares of common stock to Seven Hundred Fifty Million (750,000,000) shares of Common Stock, par value $0.001 per share. The decrease in Authorized was effective with the Nevada Secretary of State on April 3, 2018, when the Certificate of Amendment was approved. The decrease in Authorized was approved by the Board of Directors and the shareholders holding a majority of the voting rights of the Company on March 28, 2018.

On March 26, 2018, the Company issued 1,500,000 shares of its common stock through a private placement to Dean Boguslawski, an accredited investor for total cash consideration of $30,000 or $0.02 per share.

On May 4, 2018, the Company issued 5,000,000 shares of its restricted common stock through a private placement to Johanna Giumarra, an accredited investor for total cash consideration of $100,000 or $0.02 per share.

On May 9, 2018, the Company issued 1,820,000 restricted common shares at $0.0015 per share, to five individuals for their work performed as per consulting agreements and for services rendered to the Company.

On June 13, 2018. The Company issued to Mr. Kummerle the 750,000 shares of common stock as per his conversion request.

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On June 25, 2018, the Company issued 3,000,000 shares of its restricted common stock through a private placement to BVMH Enterprises, LLC, an accredited investor for total cash consideration of $60,000 or $0.02 per share.

On September 10, 2018, the Company issued 5,000,000 shares of its common stock through a private placement to Johanna Giumarra, an accredited investor for total cash consideration of $100,000 or $0.02 per share.

On September 10, 2018, the Company issued 500,000 shares of its common stock through a private placement to Joseph Giumarra, an accredited investor for total cash consideration of $10,000 or $0.02 per share.

On September 13, 2018, the Company issued 1,500,000 shares of its common stock through a private placement to Glenn Suydam, an accredited investor for total cash consideration of $30,000 or $0.02 per share.

On November 14, 2018, the Company entered settlement agreement with MJ Holdings Group, Inc.; wherein, the Company issued 2,000,000 shares of its common stock through to MJ Holdings Group, Inc. to settle an outstanding note payable of $35,000 for

$0.0175 per share.

On December 4, 2018, the Company issued 600,000 shares of its common stock through a private placement to Michael Handelman, the Company’s former Chief Financial Officer for consideration of services rendered in the amount of $12,000 or $0.02 per share.

On February 13, 2019, The Company entered into an exclusive Affiliate Program with SYLK USA, Inc., whereby the Company will distribute and sell the SYLK personal lubricant products along with its own health care products. In exchange for the exclusive agreement the Company agreed to issue SYLK one million two hundred thousand shares of its common stock with a cost basis of

$0.015 per share.

On February 20, 2019, the Company issued 1,200,000 shares of Restricted Common Stock to Thirty2 Holdings, LLC, which are being issued as per the Affiliate Agreement signed by and between the Company and SYLK USA, on or about February 13, 2019.

On February 20, 2019, the Company issued 550,000 shares of Restricted Common Stock to Andrew Coldicutt., which are being issued for services previously provided to the Company by Mr. Coldicutt.

On February 20, 2019, the Company issued 100,000 shares of Restricted Common Stock to Bo Hedfors, which are being issued as per the Board of Advisors Agreement for his services in 2018.

On February 20, 2019, the Company issued 100,000 shares of Restricted Common Stock to Francine Hardaway, which are being issued as per the Board of Advisors Agreement for her services in 2018.

On February 20, 2019, the Company issued 100,000 shares of Restricted Common Stock to John White, which are being issued as per the Board of Advisors Agreement, for his services in 2018.

On February 20, 2019, the Company issued 100,000 shares of Restricted Common Stock to Robert McNulty, which are being issued as per the Board of Advisors Agreement, for his services in 2018.

On February 20, 2019, the Company issued 100,000 shares of Restricted Common Stock to Michael Noel, which are being issued as per the Board of Advisors Agreement, for his services in 2018.

On February 22, 2019, the Company issued 1,800,000 shares of Restricted Common Stock to Clifford Forrest, as per the Consulting Agreement; whereby he agreed to serve as the Dev-Ops and Enterprise Relations Manager to the Company in 2018.

F-16

On February 22, 2019, the Company issued 1,400,000 shares of Restricted Common Stock to Morissa Schwartz., which are being issued as per the Independent Contractor Agreement for her services as the Communications and Public Relations Manager, to the Company.

On February 22, 2019, the Company issued 1,450,000 shares of Restricted Common Stock to Nick Harrington, which are being issued as part of his ongoing contract with the Company.

On February 22, 2019, the Company 500,000 shares of Restricted Common Stock to Francine Hardaway, which are being issued as a bonus for services previously provided to the Company by Ms. Hardaway.

On April 17, 2019, the Company issued 300,000 shares of Restricted Common Stock to Conner Doran, which are being issued as per the Board of Advisors Agreement, for his services in 2018. The shares are valued at $0.01 per share.

In July 2019, the Company and Juliana Rey entered into an Exchange Agreement to exchange 5,000 shares of common stock of No Borders Education, Inc. into 100,000 shares of common stock of the Company, which leaves the Company as the owner of 80,000 shares (or 80%) in No Borders Education, Inc. Ms. Rey was previously the Holder of 25,000 shares of No Borders Education, Inc and No Borders Education, Inc. was previously a 75% owned subsidiary of the Company.

In July 2019, the Company and Clinton Bailey entered into an Exchange Agreement to exchange 5,000 shares of common stock of No Borders Dental Resources, Inc. into 100,000 shares of common stock of the Company, which leaves the Company as the owner of 80,000 shares (or 80%) in No Borders Dental Resources, Inc. Mr. Bailey was previously the Holder of 25,000 shares of No Borders Dental Resources, Inc and No Borders Dental Resources, Inc. was previously a 75% owned subsidiary of the Company.

On July 25, 2019, the Company issued 5,000,000 shares of Restricted Common Stock to Joseph Snyder, which are being issued for his work as an Officer & Director of the Company for the year ended 12.31.18.

On July 25, 2019, the Company issued 5,000,000 shares of Restricted Common Stock to Cynthia Tanabe, which are being issued for her work as an Officer & Director of the Company for the year ended 12.31.18.

On July 25, 2019, the Company issued 5,000,000 shares of Restricted Common Stock to Christopher Brown, which are being issued for his work as an Officer & Director of the Company for the year ended 12.31.18.

On July 25, 2019, the Company issued 500,000 shares of Restricted Common Stock to Andrew Coldicutt which are being issued as recognition for legal services that have been provided to date, to the Company.

On July 29, 2019, the Company issued 250,000 shares of Restricted Common Stock to Christopher Garcia., which are being issued as part of his inducement to accept the role of Controller of the Company.

On July 29, 2019, the Company issued 200,000 shares of Restricted Common Stock to Clinton Bailey for the purchase of 5,000 shares (or 5%) of No Borders Dental Supply, Inc.’s restricted common shares.

On July 29, 2019, the Company issued 200,000 shares of Restricted Common Stock to Julianna Rey for the purchase of 5,000 shares (or 5%) of No Borders Education, Inc.’s restricted common shares.

On July 29, 2019, the Company issued 250,000 shares of Restricted Common Stock to Chantel N. Tucker, which are being issued for her providing services to the Company in relation to the Company’s online web sales platforms.

On February 20, 2019, the Company issued 100,000 shares of Restricted Common Stock to Bo Hedfors, which are being issued as per the Board of Advisors Agreement for his services in 2018.

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On November 13, 2019, the Company issued 600,000 shares of Restricted Common Stock to Kenneth Motolenich Salas, which are being issued as per the attorney agreement with the Company.

On November 26, 2019, the Company issued 2,500,000 shares of unrestricted Common Stock to Bo C. Hedfors which are being issued for the purchase price of $25,000 through our Regulation A Offering.

On December 5, 2019, the Company issued 2,500,000 shares of unrestricted Common Stock to Tribridge Ventures, LLC., which are being issued for the purchase price of $25,000 through our Regulation A Offering.

Warrants

Warrants may be issued to third parties as payment for services, debt financing compensation and conversion, and in conjunction with the issuance of common stock. The fair value of each common stock warrant issued is estimated on the date of grant.

On October 31, 2018, in connection with the issuance of a convertible note payable described in Note 4, 1,000,000 warrants were granted and are immediately exercisable at the date of issuance and remain exercisable until the maturity date of the note and have an exercise price of $0.25 per warrant.

On June 27, 2019, in connection with the issuance of a convertible note payable described in Note 4, an additional 1,000,000 warrants were granted and are immediately exercisable at the date of issuance and remain exercisable until the maturity date of the note and have an exercise price of $0.25 per warrant.

There was $16,469 and $25,000 of stock compensation expense recognized related to warrants for the years ended December 31, 2019 and 2018, respectively.

NOTE 7 –DISCONTINUED OPERATIONS

On March 6, 2018, the Company entered into an Agreement of Conveyance, Transfer, and Assignment of Assets and Assumption of Obligations (“Agreement”) with TYME, a California company. Pursuant to the Agreement, the Company agreed to assign and convey to TYME all of the assets and liabilities of TYME a business owned by the Company. Pursuant to current accounting guidelines, the business component is reported as discontinued operations.

There were no assets and liabilities of our former subsidiary’s discontinued operations as of December 31, 2019 and December 31, 2018.

The following table summarizes the results of operations of our former subsidiary for the years ended December 31, 2019 and 2018, and are included in the condensed consolidated statements of operations as discontinued operations:

	2019	2018
Revenue	$-	$7,961
Cost of goods sold	-	58
	-
Gross Profit		7,903
	-
Operating Expenses:
General and administrative		8,934
	-
Total operating expenses		8,934
	-
Loss from operations		(1,031)
Income (Loss) From Operations of Discontinued Business Component	$-	$(1,031)

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NOTE 8 – INCOME TAX PROVISION

Deferred tax assets

At December 31, 2019, the Company had net operating loss (“NOL”) carryforwards for Federal income tax purposes of approximately $2.0 million that may be offset against future taxable income through 2039. No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company’s net deferred tax assets of approximately $414,000 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realization. The valuation allowance increased approximately $24,000 for the year ended December 31, 2019.

Components of deferred tax assets are as follows:

December 31, 2019
Net deferred tax assets – Non-current:
Expected income tax benefit from NOL carry-forwards	$414,000
Less valuation allowance	(414,000)
Deferred tax assets, net of valuation allowance	$-

Income Tax Provision in the Consolidated Statements of Operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

For The Years Ended

December 31, 2019 and 2018
Federal statutory income tax rate	(21.0%)
Change in valuation allowance on net operating loss carryforwards	21.0%
Effective income tax rate	0.0%

NOTE 9 – SUBSEQUENT EVENTS

On March 17 , 2020, the Company issued 9,500,000 shares of unrestricted Common Stock to three investors, which are being issued for the purchase price of $95,000 through our Regulation A Offering.

On March 20 , 2020, the Company issued 2,500,000 shares of unrestricted Common Stock to one investor, which are being issued for the purchase price of $25,000 through our Regulation A Offering.

We evaluated subsequent events after the balance sheet date through the date the financial statements were issued. We did not identify any additional material events or transactions occurring during this subsequent event reporting period that required further recognition or disclosure in these financial statements.

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PART III—EXHIBITS

Index to Exhibits

Number	Exhibit Description
2.1*	Amended Articles of Incorporation and Amendments Thereto (Previously filed as Exhibit 2.1 with 1-A Offering Statement on September 23, 2019)
2.2*	Bylaws (Previously filed as Exhibit 2.2 with 1-A Offering Statement on September 23, 2019)
3.1*	Specimen Stock Certificate (Previously filed as Exhibit 3.1 with 1-A Offering Statement on September 23, 2019)
3.2	Subscription Agreement
6.1*	Promissory Note by and between the Company and Johanna Giumarra, dated October 31, 2018 (Previously filed as Exhibit 6.1 with 1-A Offering Statement on September 23, 2019)
6.2*	Promissory Note by and between the Company and Johanna Giumarra, dated February 1, 2019 (Previously filed as Exhibit 6.2 with 1-A Offering Statement on September 23, 2019)
6.3*	Promissory Note by and between the Company and Charles and Kayalla Riibe, dated June 27, 2019 (Previously filed as Exhibit 6.3 with 1-A Offering Statement on September 23, 2019)
12.1	Opinion of Law Office of Andrew Coldicutt

*Previously Filed on September 23, 2019.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Queen Creek, Arizona on May 22, 2020.

(Exact name of issuer as specified in its charter):	No Borders, Inc.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Joseph Snyder
Joseph Snyder, Chief Executive Officer (Principal Executive Officer).

(Date): May 22, 2020

/s/ Cynthia Tanabe
Joseph Snyder, Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer).

(Date): May 21, 2020

SIGNATURES OF DIRECTORS:

/s/ Joseph Snyder	May 22, 2020
Joseph Snyder, Director	Date

/s/ Christopher Brown	May 22, 2020
Christopher Brown, Director	Date

/s/ Cynthia Tanabe	May 22, 2020
Cynthia Tanabe, Director	Date

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